Exhibit 99.1

Global. Connected. Sustainable.

3Q 20

Earnings Press Release and Supplemental Information

This document is not an offer to sell or solicitation to buy securities of Digital Realty Trust, Inc. Any offers to sell or solicitations to buy securities of Digital Realty Trust, Inc. shall be made only by means of a prospectus approved for that purpose.

DIGITAL REALTY

Financial Supplement
Table of Contents	Third Quarter 2020

Financial Supplement
Corporate Information	Third Quarter 2020

Corporate Profile

Digital Realty owns, acquires, develops and operates data centers. The company is focused on providing data center, colocation and interconnection solutions for domestic and international customers across a variety of industry verticals ranging from cloud and information technology services, communications and social networking to financial services, manufacturing, energy, healthcare, and consumer products. As of September 30, 2020, the company’s 284 data centers, including 43 data centers held as investments in unconsolidated joint ventures, contain applications and operations critical to the day-to-day operations of technology industry and corporate enterprise data center customers. Digital Realty’s portfolio is comprised of approximately 35.4 million square feet, excluding approximately 5.4 million square feet of space under active development and 2.4 million square feet of space held for future development, located throughout North America, Europe, South America, Asia, Australia and Africa. For additional information, please visit the company’s website at https://www.digitalrealty.com/.

Corporate Headquarters

Four Embarcadero Center, Suite 3200
San Francisco, California 94111
Telephone: (415) 738-6500
Website: https://www.digitalrealty.com/

Senior Management

Chief Executive Officer: A. William Stein
Chief Financial Officer: Andrew P. Power
Chief Investment Officer: Gregory S. Wright
Chief Technology Officer: Christopher L. Sharp
Executive Vice President, Global Sales & Marketing: Corey J. Dyer
Executive Vice President, Operations: Erich J. Sanchack

Investor Relations

To request more information or to be added to our e-mail distribution list, please visit the Investor Relations section of our website at https://investor.digitalrealty.com/

Analyst Coverage

	Bank of America		BMO Capital			Cowen &
Argus Research	Merrill Lynch	Barclays	Markets	Berenberg	Citigroup	Company
Angus Kelleher	Michael Funk	Tim Long	Ari Klein	Nate Crossett	Michael Rollins	Colby Synesael
(212) 425-7500	(646) 855-5664	(212) 526-4043	(212) 885-4103	(646) 949-9030	(212) 816-1116	(646) 562-1355

Credit Suisse	Deutsche Bank	Edward Jones	Green Street Advisors	J.P. Morgan	Jefferies	KeyBanc Capital
Sami Badri	Matthew Niknam	Kyle Sanders	David Guarino	Richard Choe	Jonathan Petersen	Jordan Sadler
(212) 538-1727	(212) 250-4711	(314) 515-0198	(949) 640-8780	(212) 662-6708	(212) 284-1705	(917) 368-2280

MoffettNathanson	Morgan Stanley	New Street Research	RBC Capital Markets	Raymond James	Robert W. Baird	Stifel
Nick Del Deo	Simon Flannery	Spencer Kurn	Jonathan Atkin	Frank Louthan	David Rodgers	Erik Rasmussen
(212) 519-0025	(212) 761-6432	(212) 921-2067	(415) 633-8589	(404) 442-5867	(216) 737-7341	(212) 271-3461

TD Securities	Truist Securities	UBS	Wells Fargo	William Blair
Jonathan Kelcher	Gregory Miller	John Hodulik	Eric Luebchow	James Breen
(416) 307-9931	(212) 303-4169	(212) 713-4226	(312) 630-2386	(617) 235-7513

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission. Additional information about Digital Realty and our business is also available on our website at https://www.digitalrealty.com/.

Financial Supplement
Corporate Information (Continued)	Third Quarter 2020

Stock Listing Information

The stock of Digital Realty Trust, Inc. is traded primarily on the New York Stock Exchange under the following symbols:

Common Stock:	DLR
Series C Preferred Stock:	DLRPRC
Series J Preferred Stock:	DLRPRJ
Series K Preferred Stock:	DLRPRK
Series L Preferred Stock:	DLRPRL

Symbols may vary by stock quote provider.

Credit Ratings

Standard & Poor’s
Corporate Credit Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

Moody’s
Issuer Rating:	Baa2	(Stable Outlook)
Preferred Stock:	Baa3

Fitch
Issuer Default Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, hold or sell any security, and may be revised or withdrawn at any time by the issuing rating agency at its sole discretion. The company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Common Stock Price Performance

The following summarizes recent activity of Digital Realty’s common stock (DLR):

	Three Months Ended
	30-Sep-20	30-Jun-20	31-Mar-20	31-Dec-19	30-Sep-19
High price	$165.49	$158.36	$143.61	$136.32	$130.10
Low price	$138.71	$127.12	$105.00	$112.32	$110.84
Closing price, end of quarter	$146.76	$142.11	$138.91	$119.74	$129.81
Average daily trading volume	1,427,781	2,483,290	3,631,748	1,624,959	1,155,865
Indicated dividend per common share (1)	$4.48	$4.48	$4.48	$4.32	$4.32
Closing annual dividend yield, end of quarter	3.1%	3.2%	3.2%	3.6%	3.3%
Shares and units outstanding, end of quarter (2)	288,087,282	276,686,892	272,068,948	217,743,913	217,727,225
Closing market value of shares and units outstanding (3)	$42,279,688	$39,319,974	$37,793,099	$26,072,656	$28,263,171

(1)	On an annualized basis.
(2)	As of September 30, 2020, the total number of shares and units includes 279,920,621 shares of common stock, 6,291,091 common units held by third parties and 1,875,570 common units and vested and unvested long-term incentive units held by directors, officers and others and excludes all shares of common stock potentially issuable upon conversion of our series C, series G (redeemed on October 15, 2020), series J, series K and series L cumulative redeemable preferred stock upon certain change of control transactions.
(3)	Dollars in thousands as of the end of the quarter.

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission. Additional information about us and our data centers is also available on our website at www.digitalrealty.com.

Ownership Structure	Financial Supplement
As of September 30, 2020	Third Quarter 2020

Partner	# of Units (2)	% Ownership
Digital Realty Trust, Inc.	279,920,621	97.2%
Third-Party Unitholders	6,291,091	2.2%
Directors, Officers and Others (3)	1,875,570	0.6%
Total	288,087,282	100.0%

(1)	Includes properties owned by joint ventures.
(2)	The total number of units includes 279,920,621 general partnership common units, 6,291,091 common units held by third parties and 1,875,570 common units and vested and unvested long-term incentive units held by directors, officers and others, and excludes all common units potentially issuable upon conversion of our series C, series G (redeemed on October 15, 2020), series J, series K and series L cumulative redeemable preferred units upon certain change of control transactions.
(3)	Reflects limited partnership interests held by our directors, officers and others in the form of common units, and vested and unvested long-term incentive units.

Key Quarterly Financial Data	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	Third Quarter 2020

Shares and Units at End of Quarter	30-Sep-20	30-Jun-20	31-Mar-20	31-Dec-19	30-Sep-19
Common shares outstanding	279,920,621	268,399,073	263,595,562	208,900,758	208,583,244
Common units outstanding	8,166,661	8,287,819	8,473,386	8,843,155	9,143,981
Total Shares and Partnership Units	288,087,282	276,686,892	272,068,948	217,743,913	217,727,225

Enterprise Value
Market value of common equity (1)	$42,279,688	$39,319,974	$37,793,099	$26,072,656	$28,263,171
Liquidation value of preferred equity	1,206,250	1,456,250	1,456,250	1,456,250	1,111,250
Total debt at balance sheet carrying value	12,874,760	12,371,621	12,251,332	10,122,448	10,924,035
Total Enterprise Value	$56,360,698	$53,147,845	$51,500,681	$37,651,354	$40,298,456
Total debt / total enterprise value	22.8%	23.3%	23.8%	26.9%	27.1%
Debt-plus-preferred-to-total-enterprise-value	25.0%	26.0%	26.6%	30.8%	29.9%

Selected Balance Sheet Data
Investments in real estate (before depreciation)	$25,712,654	$24,566,041	$23,883,615	$20,053,853	$19,240,336
Total Assets	35,435,333	33,862,636	33,113,300	23,068,131	23,172,765
Total Liabilities	16,995,581	16,139,403	15,896,733	12,418,566	12,942,820

Selected Operating Data
Total operating revenues	$1,024,668	$992,995	$823,337	$787,463	$806,466
Total operating expenses	880,263	840,184	723,288	648,530	641,699
Interest expense	89,499	79,874	85,800	80,880	84,574
Net (loss) / income	(1,452)	75,978	228,698	349,326	67,574
Net (loss) / income available to common stockholders	(37,368)	53,676	202,859	315,577	49,827

Financial Ratios
EBITDA (2)	$487,033	$494,205	$587,930	$669,734	$431,311
Adjusted EBITDA (3)	568,054	558,690	482,093	475,366	484,160
Net Debt to Adjusted EBITDA (4)	5.6x	5.7x	6.6x	5.7x	6.0x
Interest expense	89,499	79,874	85,800	80,880	84,574
Fixed charges (5)	122,590	114,219	117,560	111,674	111,343
Interest coverage ratio (6)	5.2x	5.6x	4.6x	4.7x	4.7x
Fixed charge coverage ratio (7)	4.4x	4.6x	3.8x	3.9x	4.0x

Profitability Measures
Net (loss) / income per common share - basic	($0.14)	$0.20	$0.91	$1.51	$0.24
Net (loss) / income per common share - diluted	($0.14)	$0.20	$0.90	$1.50	$0.24
Funds from operations (FFO) / diluted share and unit (8)	$1.19	$1.49	$0.91	$1.62	$1.59
Core funds from operations (Core FFO) / diluted share and unit (8)	$1.54	$1.54	$1.53	$1.62	$1.67
Adjusted funds from operations (AFFO) / diluted share and unit (9)	$1.47	$1.50	$1.44	$1.41	$1.48
Dividends per share and common unit	$1.12	$1.12	$1.12	$1.08	$1.08
Diluted FFO payout ratio (8) (10)	94.0%	75.3%	122.8%	66.8%	67.7%
Diluted Core FFO payout ratio (8) (11)	72.9%	72.7%	73.2%	66.7%	64.7%
Diluted AFFO payout ratio (9) (12)	76.0%	74.5%	78.0%	76.6%	72.9%

Portfolio Statistics
Buildings (13)(14)	301	292	226	225	223
Data Centers (13)(14)	284	280	213	213	211
Cross-connects (13)(15)	162,000	160,000	91,600	81,000	80,400
Net rentable square feet, excluding development space (13)	35,362,293	34,014,743	29,751,501	29,031,962	28,802,763
Occupancy at end of quarter (16)	85.9%	85.7%	87.2%	86.8%	87.4%
Occupied square footage (13)	30,380,962	29,137,446	25,955,208	25,197,701	25,168,859
Space under active development (17)	5,402,552	6,020,444	4,315,469	4,471,083	3,592,750
Space held for development (18)	2,423,801	2,234,248	1,676,219	1,758,489	2,267,926
Weighted average remaining lease term (years) (19)	4.8	4.8	5.1	5.2	5.3
Same-capital occupancy at end of quarter (16) (20)	87.2%	87.2%	87.0%	86.8%	88.0%

Key Quarterly Financial Data	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	Third Quarter 2020

(1)	The market value of common equity is based on the closing stock price at the end of the quarter and assumes 100% redemption of the limited partnership units in our operating partnership, including common units and vested and unvested long-term incentive units, for shares of our common stock. Excludes shares of common stock potentially issuable upon conversion of our series C, series G, series I, series J, series K and series L cumulative redeemable preferred stock upon certain change of control transactions, as applicable.
(2)	EBITDA is calculated as earnings before interest expense, loss from early extinguishment of debt, tax expense, and depreciation and amortization. For a discussion of EBITDA, see page 33. For a reconciliation of net income available to common stockholders to EBITDA, see page 32.
(3)	Adjusted EBITDA is EBITDA excluding unconsolidated joint venture real estate related depreciation & amortization, unconsolidated joint venture interest and tax expense, severance, equity acceleration, and legal expenses, transaction and integration expenses, gain on sale / deconsolidation, impairment of investments in real estate, other non-core adjustments, net, non-controlling interests, preferred stock dividends, including undeclared dividends, and issuance costs associated with redeemed preferred stock. For a discussion of Adjusted EBITDA, see page 33. For a reconciliation of net income available to common stockholders to Adjusted EBITDA, see page 32.
(4)	Net Debt to Adjusted EBITDA is calculated as total debt at balance sheet carrying value (see page 6), plus capital lease obligations, plus our share of joint venture debt at carrying value, less cash and cash equivalents, divided by the product of Adjusted EBITDA (including our share of joint venture EBITDA), multiplied by four.
(5)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends.
(6)	Interest coverage ratio is Adjusted EBITDA divided by GAAP interest expense plus capitalized interest (including our pro rata share of unconsolidated joint venture interest expense).
(7)	Fixed charge coverage ratio is Adjusted EBITDA divided by fixed charges (including our pro rata share of unconsolidated joint venture fixed charges).
(8)	For definitions and discussion of FFO and core FFO, see page 33. For reconciliations of net income available to common stockholders to FFO and core FFO, see page 14.
(9)	For a definition and discussion of AFFO, see page 33. For a reconciliation of core FFO to AFFO, see page 15.
(10)	Diluted FFO payout ratio is dividends declared per common share and unit divided by diluted FFO per share and unit.
(11)	Diluted core FFO payout ratio is dividends declared per common share and unit divided by diluted core FFO per share and unit.
(12)	Diluted AFFO payout ratio is dividends declared per common share and unit divided by diluted AFFO per share and unit.
(13)	Includes buildings held as investments in unconsolidated joint ventures. Excludes buildings held-for-sale.
(14)	In September 2020, we acquired one data center in Zagreb, Croatia that is not reflected in the portfolio statistics.
(15)	Represents approximate amounts.
(16)	Occupancy and same-capital occupancy exclude space under active development and space held for development. Occupancy represents our consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area. Excludes buildings held-for-sale.
(17)	Space under active development includes current Base Building and Data Centers projects in progress (see page 26). Excludes buildings held-for-sale.
(18)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 29). Excludes buildings held-for-sale.
(19)	Weighted average remaining lease term excludes renewal options and is weighted by net rentable square feet.
(20)	Represents buildings owned as of December 31, 2018 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2019-2020, buildings classified as held-for-sale, and buildings sold or contributed to joint ventures for all periods presented. Prior period results have been adjusted to reflect current same-capital pool.

Digital Realty Trust
Earnings Release	Third Quarter 2020

DIGITAL REALTY REPORTS THIRD QUARTER 2020 RESULTS

San Francisco, CA — October 29, 2020 — Digital Realty (NYSE: DLR), a leading global provider of cloud- and carrier-neutral data center, colocation and interconnection solutions, announced today financial results for the third quarter of 2020. All per-share results are presented on a fully-diluted share and unit basis.

Highlights

◾	Reported net loss available to common stockholders of ($0.14) per share in 3Q20, compared to net income available to common stockholders of $0.24 in 3Q19
◾	Reported FFO per share of $1.19 in 3Q20, compared to $1.59 in 3Q19
◾	Reported core FFO per share of $1.54 in 3Q20, compared to $1.67 in 3Q19
◾	Signed total bookings during 3Q20 expected to generate $89 million of annualized GAAP rental revenue, including a $14 million contribution from interconnection
◾	Raised 2020 core FFO per share outlook from $6.00-$6.10 to $6.10-$6.15

Financial Results

Digital Realty reported revenues for the third quarter of 2020 of $1.0 billion, a 3% increase from the previous quarter and a 27% increase from the same quarter last year.

The company delivered third quarter of 2020 net loss of ($1) million, and a net loss available to common stockholders of ($37) million, or ($0.14) per diluted share, compared to $0.20 per diluted share in the previous quarter and $0.24 per diluted share in the same quarter last year.

Digital Realty generated third quarter of 2020 Adjusted EBITDA of $568 million, a 2% increase from the previous quarter and a 17% increase over the same quarter last year.

The company reported third quarter of 2020 funds from operations of $336 million, or $1.19 per share, compared to $1.49 per share in the previous quarter and $1.59 per share in the same quarter last year.

Excluding certain items that do not represent core expenses or revenue streams, Digital Realty delivered third quarter of 2020 core FFO per share of $1.54, unchanged from $1.54 per share in the previous quarter, and an 8% decrease from $1.67 per share in the same quarter last year.

Leasing Activity

In the third quarter, Digital Realty signed total bookings expected to generate $89 million of annualized GAAP rental revenue, including a $14 million contribution from interconnection.

“We delivered solid third-quarter results, driven by consistent execution and growth across the business,” said Digital Realty Chief Executive Officer A. William Stein. “Our new logo growth and heightened deal velocity reflect the power of our global platform and the resiliency of our business. As we close out the year, we remain focused on delivering for our customers, maintaining our momentum, and investing in our global platform to support long-term growth.”

The weighted-average lag between leases signed during the third quarter of 2020 and the contractual commencement date was seven months.

In addition to new leases signed, Digital Realty also signed renewal leases representing $161 million of annualized GAAP rental revenue during the quarter. Rental rates on renewal leases signed during the third quarter of 2020 rolled down 0.2% on a cash basis and up 0.4% on a GAAP basis.

Digital Realty Trust
Earnings Release	Third Quarter 2020

New leases signed during the third quarter of 2020 are summarized by region as follows:

	Annualized GAAP
	Base Rent		GAAP Base Rent		GAAP Base Rent
The Americas	(in thousands)	Square Feet	per Square Foot	Megawatts	per Kilowatt
0-1 MW	$14,491	67,724	$214	6.1	$199
> 1 MW	12,340	99,141	124	9.6	107
Other (1)	62	1,394	45	—	—
Total	$26,894	168,259	$160	15.7	$143

Europe (2)
0-1 MW	$12,116	47,928	$253	4.1	$245
> 1 MW	19,715	117,021	168	12.4	133
Other (1)	281	1,056	266	—	—
Total	$32,112	166,004	$193	16.5	$161

Asia Pacific (2)
0-1 MW	$2,563	13,492	$190	1.0	$220
> 1 MW	13,476	73,238	184	9.0	125
Other (1)	93	2,733	—	—	—
Total	$16,133	89,463	$180	10.0	$134

All Regions (2)
0-1 MW	$29,171	129,144	$226	11.1	$218
> 1 MW	45,532	289,400	157	31.0	123
Other (1)	436	5,183	84	—	—
Total	$75,138	423,726	$177	42.1	$148

Interconnection	$13,576	N/A	N/A	N/A	N/A

Grand Total	$88,714	423,726	$177	42.1	$148

Note: Totals may not foot due to rounding differences.

(1)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(2)	Based on quarterly average exchange rates during the three months ended September 30, 2020.

Investment Activity

During the third quarter of 2020, Digital Realty closed on the previously announced acquisition of the freehold to the land under its Hanauer Landstraße campus in Frankfurt for €185 million, or approximately $217 million. The site includes nine Interxion data centers previously subject to leasehold agreements with approximately nine years of remaining lease term, along with Interxion’s German headquarters office as well as several buildings currently leased to other customers. Interxion now owns the freehold to all 15 data centers on its Frankfurt campus.

During the third quarter of 2020, Digital Realty acquired Altus IT, the leading carrier-neutral data center provider in Croatia, for approximately €11 million, or approximately $13 million. Altus IT’s highly-connected data center provides access to more than 100 customers, approximately 50 connectivity providers – including five tier-one carriers – and two main internet exchanges, establishing it as one of the most interconnected communities within Southeastern Europe.

Digital Realty also closed on the previously announced sale of a property in Gronigen, the Netherlands for €20 million, or approximately $23 million. The property is expected to generate 2020 cash net operating income of approximately €1.3 million, or approximately $1.6 million, representing a 6.7% cap rate.

During the third quarter of 2020, Digital Realty acquired the freehold to a parcel of land within approximately one kilometer of its existing campus in Vienna, Austria for €17 million, or approximately $19 million. The expansion parcel totals 22,000 square meters that will support the development of up to 40 megawatts of additional IT capacity. The parcel will be fully connected to the existing campus, the most highly connected in the Central and Eastern European region with 120 carriers, four Internet Exchanges and direct access to seven global cloud platforms.

Digital Realty Trust
Earnings Release	Third Quarter 2020

Balance Sheet

Digital Realty completed the following financing transactions during the third quarter of 2020.

◾	In early August, Digital Realty issued approximately 1.6 million shares of common stock under the company’s at-the-market equity offering program at a weighted average price of $160.15 per share, generating gross proceeds of approximately $249 million.
◾	Also in early August, Digital Realty redeemed all $300 million of its outstanding 3.625% notes due 2022 and all $500 million of its outstanding 3.950% notes due 2022.
◾	In early September, Digital Realty redeemed all $250 million of its 6.350% Series I preferred stock.
◾	In late September, Digital Realty closed an offering of €750 million, or approximately $880 million, of 1.0% Euro bonds due 2032 as well as €300 million, or approximately $350 million, of floating rate notes due 2022.
◾	Likewise in late September, Digital Realty settled the remaining 9.775 million shares subject to the forward sale agreements originally entered into during the third quarter of 2018, generating net proceeds of approximately $1 billion.
◾	Subsequent to quarter-end, Digital Realty redeemed all £300 million of its 4.750% notes due 2023 as well as all $250 million of its 5.875% Series G preferred stock.

Digital Realty had approximately $12.9 billion of total debt outstanding as of September 30, 2020, comprised of $12.7 billion of unsecured debt and approximately $0.2 billion of secured debt. At the end of the third quarter of 2020, net debt-to-Adjusted EBITDA was 5.6x, debt plus-preferred-to-total enterprise value was 25.0% and fixed charge coverage was 4.4x.

COVID-19

Throughout the COVID-19 global pandemic, Digital Realty’s data centers around the world have remained fully operational in accordance with business continuity and pandemic response plans, prioritizing the health and safety of employees, customers and partners while ensuring service levels are maintained. Digital Realty data centers have been deemed essential operations, allowing for critical personnel to remain in place and continue to provide services and support for customers. Construction activity has been somewhat delayed in a few markets due to government restrictions in certain locations and/or limited availability of labor. In some instances, these delays have impacted scheduled delivery dates. We are monitoring the situation closely and remain in frequent communication with customers, contractors and suppliers. We have proactively managed our supply chain, and we believe we have acquired the vast majority of the equipment needed to complete our 2020 development activities. We believe we have ample liquidity to fund our business needs, given the $971 million of cash on the balance sheet and $2.5 billion of availability under our global revolving credit facilities as of September 30, 2020. While we have not experienced any significant business disruptions from the COVID-19 pandemic to date, we cannot predict what impact the COVID-19 pandemic may have on our future financial condition, results of operations or cash flows due to numerous uncertainties.

Digital Realty Trust
Earnings Release	Third Quarter 2020

2020 Outlook

Digital Realty raised its 2020 core FFO per share outlook from $6.00-$6.10 to $6.10-$6.15. The assumptions underlying the outlook are summarized in the following table.

	As of	As of	As of
Top-Line and Cost Structure	May 7, 2020	July 30, 2020	October 29, 2020
Total revenue	$3.725 - $3.825 billion	$3.775 - $3.825 billion	$3.850 - $3.875 billion
Net non-cash rent adjustments (1)	($20 - $30 million)	($20 - $30 million)	($20 - $30 million)
Adjusted EBITDA	$2.075 - $2.125 billion	$2.100 - $2.125 billion	$2.150 - $2.175 billion
G&A	$320 - $330 million	$320 - $330 million	$325 - $335 million

Internal Growth
Rental rates on renewal leases
Cash basis	Down low single-digits	Down low single-digits	Slightly negative
GAAP basis	Unchanged	Unchanged	Slightly positive
Year-end portfolio occupancy (2)	85.0% - 86.0%	85.0% - 86.0%	85.0% - 86.0%
"Same-capital" cash NOI growth (3)	(2.5%) - (3.5%)	(2.5%) - (3.5%)	(1.5%) - (2.5%)

Foreign Exchange Rates
U.S. Dollar / Pound Sterling	$1.20 - $1.25	$1.20 - $1.25	$1.20 - $1.30
U.S. Dollar / Euro	$1.05 - $1.10	$1.05 - $1.15	$1.10 - $1.15

External Growth
Dispositions
Dollar volume	$0.6 - $1.0 billion	$0.6 - $1.0 billion	$0.6 - $1.0 billion
Cap rate	0.0% - 12.0%	0.0% - 12.0%	0.0% - 12.0%
Development
CapEx (4)	$1.9 - $2.2 billion	$1.9 - $2.2 billion	$1.9 - $2.2 billion
Average stabilized yields	9.0% - 15.0%	9.0% - 15.0%	9.0% - 15.0%
Enhancements and other non-recurring CapEx (5)	$5 - $10 million	$5 - $10 million	$5 - $10 million
Recurring CapEx + capitalized leasing costs (6)	$220 - $230 million	$220 - $230 million	$200 - $210 million

Balance Sheet
Long-term debt issuance
Dollar amount	$1.9 billion	$2.5 billion	$3.7 billion
Pricing	1.00%	1.00% - 1.25%	1.00%
Timing	Early 2020	Early-to-mid 2020	Early-to-mid 2020

Net income per diluted share	$1.60 - $1.75	$1.20 - $1.25	$1.25 - $1.30
Real estate depreciation and (gain) / loss on sale	$3.50 - $3.50	$3.90 - $3.90	$3.90 - $3.90
Funds From Operations / share (NAREIT-Defined)	$5.10 - $5.25	$5.10 - $5.15	$5.15 - $5.20
Non-core expenses and revenue streams	$0.80 - $0.85	$0.90 - $0.95	$0.95 - $0.95
Core Funds From Operations / share	$5.90 - $6.10	$6.00 - $6.10	$6.10 - $6.15
Foreign currency translation adjustments	$0.05 - $0.15	$0.05 - $0.15	$0.00 - $0.15
Constant-Currency Core FFO / share	$5.95 - $6.25	$6.05 - $6.25	$6.10 - $6.30

(1)	Net non-cash rent adjustments represent the sum of straight-line rental revenue and straight-line rent expense, as well as the amortization of above- and below-market leases (i.e., ASC 805 adjustments).
(2)	Reflects inclusion of the Interxion portfolio, which was approximately 75% occupied as of September 30, 2020.
(3)	The “same-capital” pool includes properties owned as of December 31, 2018 with less than 5% of total rentable square feet under development. It also excludes properties that were undergoing, or were expected to undergo, development activities in 2019-2020, properties classified as held for sale, and properties sold or contributed to joint ventures for all periods presented.
(4)	Includes land acquisitions.
(5)	Other non-recurring CapEx represents costs incurred to enhance the capacity or marketability of operating properties, such as network fiber initiatives and software development costs.
(6)	Recurring CapEx represents non-incremental improvements required to maintain current revenues, including second-generation tenant improvements and leasing commissions.

Digital Realty Trust
Earnings Release	Third Quarter 2020

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, including FFO, core FFO and Adjusted EBITDA. A reconciliation from U.S. GAAP net income available to common stockholders to FFO, a reconciliation from FFO to core FFO, and definitions of FFO and core FFO are included as an attachment to this document. A reconciliation from U.S. GAAP net income available to common stockholders to Adjusted EBITDA, a definition of Adjusted EBITDA and definitions of net debt-to-Adjusted EBITDA, debt-plus-preferred-to-total enterprise value, cash NOI, and fixed charge coverage ratio are included as an attachment to this document.

Investor Conference Call

Prior to Digital Realty’s investor conference call at 5:30 p.m. EDT / 2:30 p.m. PDT on October 29, 2020, a presentation will be posted to the Investors section of the company’s website at https://investor.digitalrealty.com/. The presentation is designed to accompany the discussion of the company’s third quarter 2020 financial results and operating performance. The conference call will feature Chief Executive Officer A. William Stein and Chief Financial Officer Andrew P. Power.

To participate in the live call, investors are invited to dial (888) 317-6003 (for domestic callers) or (412) 317-6061 (for international callers) and reference the conference ID# 1657717 at least five minutes prior to start time. A live webcast of the call will be available via the Investors section of Digital Realty’s website at https://investor.digitalrealty.com/.

Telephone and webcast replays will be available after the call until November 29, 2020. The telephone replay can be accessed by dialing (877) 344-7529 (for domestic callers) or (412) 317-0088 (for international callers) and providing the conference ID# 10148191. The webcast replay can be accessed on Digital Realty’s website.

About Digital Realty

Digital Realty supports the world’s leading enterprises and service providers by delivering the full spectrum of data center, colocation and interconnection solutions. PlatformDIGITAL®, the company’s global data center platform, provides customers a trusted foundation and proven Pervasive Datacenter Architecture PDx™ solution methodology for scaling digital business and efficiently managing data gravity challenges. Digital Realty’s global data center footprint gives customers access to the connected communities that matter to them with more than 284 facilities in 48 metros across 23 countries on six continents. To learn more about Digital Realty, please visit digitalrealty.com or follow us on LinkedIn and Twitter.

Contact Information

Andrew P. Power

Chief Financial Officer

Digital Realty

(415) 738-6500

John J. Stewart / Jim Huseby

Investor Relations

Digital Realty

(415) 738-6500

Consolidated Quarterly Statements of Operations	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	Third Quarter 2020

	Three Months Ended					Nine Months Ended
	30-Sep-20	30-Jun-20	31-Mar-20	31-Dec-19	30-Sep-19	30-Sep-20	30-Sep-19
Rental revenues	$726,441	$698,041	$579,774	$549,733	$564,975	$2,004,256	$1,716,325
Tenant reimbursements - Utilities	155,111	141,576	113,520	107,518	114,719	410,207	323,697
Tenant reimbursements - Other	53,654	62,630	56,943	59,641	57,466	173,227	176,154
Interconnection & other	85,725	85,428	69,835	65,576	65,312	240,988	197,712
Fee income	3,687	4,353	2,452	4,814	3,994	10,492	6,840
Other	50	967	813	181	—	1,830	1,050
Total Operating Revenues	$1,024,668	$992,995	$823,337	$787,463	$806,466	$2,841,000	$2,421,778

Utilities	$177,925	$160,173	$129,526	$125,127	$132,565	$467,623	$380,297
Rental property operating	180,755	172,474	136,182	129,034	126,866	489,411	386,120
Property taxes	39,732	45,071	42,123	42,541	38,255	126,926	117,052
Insurance	2,926	3,370	3,547	3,055	3,103	9,843	9,535
Depreciation & amortization	365,842	349,165	291,457	275,008	286,718	1,006,464	888,766
General & administration	90,431	90,649	62,266	53,540	49,862	243,346	154,156
Severance, equity acceleration, and legal expenses	920	3,642	1,272	1,130	123	5,834	2,271
Transaction and integration expenses	14,953	15,618	56,801	17,106	4,115	87,372	10,819
Impairment of investments in real estate	6,482	—	—	—	—	6,482	5,351
Other expenses	297	22	114	1,989	92	433	12,129
Total Operating Expenses	$880,263	$840,184	$723,288	$648,530	$641,699	$2,443,734	$1,966,496

Operating Income	$144,405	$152,811	$100,049	$138,933	$164,767	$397,266	$455,282

Equity in (loss) earnings of unconsolidated joint ventures	(2,056)	(7,632)	(78,996)	11,157	(19,269)	(88,684)	(3,090)
Gain on sale / deconsolidation	10,410	—	304,801	267,651	—	315,211	67,497
Interest and other income (expense), net	4,348	22,163	(3,542)	10,734	16,842	22,969	55,266
Interest (expense)	(89,499)	(79,874)	(85,800)	(80,880)	(84,574)	(255,173)	(272,177)
Income tax benefit (expense)	(16,053)	(11,490)	(7,182)	1,731	(4,826)	(34,725)	(13,726)
Loss from early extinguishment of debt	(53,007)	—	(632)	—	(5,366)	(53,639)	(39,157)
Net (Loss) / Income	($1,452)	$75,978	$228,698	$349,326	$67,574	$303,225	$249,895

Net (income) loss attributable to noncontrolling interests	1,316	(1,147)	(4,684)	(13,042)	(1,077)	(4,515)	(6,418)
Net Income Attributable to Digital Realty Trust, Inc.	($136)	$74,831	$224,014	$336,284	$66,497	$298,710	$243,477

Preferred stock dividends, including undeclared dividends	(20,712)	(21,155)	(21,155)	(20,707)	(16,670)	(63,022)	(54,283)
Issuance costs associated with redeemed preferred stock	(16,520)	—	—	—	—	(16,520)	(11,760)
Net (Loss) / Income Available to Common Stockholders	($37,368)	$53,676	$202,859	$315,577	$49,827	$219,168	$177,434

Weighted-average shares outstanding - basic	270,214,413	267,569,823	222,163,324	208,776,355	208,421,470	253,377,527	208,173,995
Weighted-average shares outstanding - diluted	270,214,413	270,744,408	224,474,295	210,286,278	209,801,771	256,362,579	209,199,535
Weighted-average fully diluted shares and units	281,523,515	278,719,109	232,753,630	218,901,078	218,755,597	264,401,464	218,280,351

Net (loss) / income per share - basic	($0.14)	$0.20	$0.91	$1.51	$0.24	$0.86	$0.85
Net (loss) / income per share - diluted	($0.14)	$0.20	$0.90	$1.50	$0.24	$0.85	$0.85

Funds From Operations and Core Funds From Operations	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Third Quarter 2020

	Three Months Ended					Nine Months Ended
Reconciliation of Net Income to Funds From Operations (FFO)	30-Sep-20	30-Jun-20	31-Mar-20	31-Dec-19	30-Sep-19	30-Sep-20	30-Sep-19

Net (Loss) / Income Available to Common Stockholders	($37,368)	$53,676	$202,859	$315,577	$49,827	$219,167	$177,434
Adjustments:
Non-controlling interest operating partnership	(1,000)	1,400	7,800	13,100	2,300	8,200	8,000
Real estate related depreciation & amortization (1)	358,619	342,334	286,517	271,371	283,090	987,470	877,869
Unconsolidated JV real estate related depreciation & amortization	19,213	17,123	19,923	21,631	13,612	56,259	31,086
(Gain) on real estate transactions	(10,410)	-	(304,801)	(267,651)	-	(315,211)	-
Impairment of investments in real estate	6,482	-	-	-	-	6,482	5,351
Funds From Operations	$335,536	$414,533	$212,298	$354,028	$348,829	$962,367	$1,099,740

Funds From Operations - diluted	$335,536	$414,533	$212,298	$354,028	$348,829	$962,367	$1,099,740

Weighted-average shares and units outstanding - basic	278,079	275,545	230,443	217,391	217,375	261,416	217,255
Weighted-average shares and units outstanding - diluted (2)	281,524	278,719	232,754	218,901	218,756	264,401	218,280

Funds From Operations per share - basic	$1.21	$1.50	$0.92	$1.63	$1.60	$3.68	$5.06

Funds From Operations per share - diluted (2)	$1.19	$1.49	$0.91	$1.62	$1.59	$3.64	$5.04

	Three Months Ended					Nine Months Ended
Reconciliation of FFO to Core FFO	30-Sep-20	30-Jun-20	31-Mar-20	31-Dec-19	30-Sep-19	30-Sep-20	30-Sep-19

Funds From Operations - diluted	$335,536	$414,533	$212,298	$354,028	$348,829	$962,367	$1,099,740
Termination fees and other non-core revenues (3)	(5,713)	(21,908)	(2,425)	(5,634)	(16,792)	(30,046)	(48,063)
Transaction and integration expenses	14,953	15,618	56,801	17,106	4,115	87,372	10,819
Loss from early extinguishment of debt	53,007	-	632	-	5,366	53,639	39,157
Issuance costs associated with redeemed preferred stock	16,520	-	-	-	-	16,520	11,760
Severance, equity acceleration, and legal expenses (4)	920	3,642	1,272	1,130	123	5,834	2,271
(Gain) / Loss on FX revaluation	10,312	17,526	81,288	(10,422)	23,136	109,126	28,489
(Gain) on contribution to unconsolidated JV, net of related tax	-	-	-	-	-	-	(58,497)
Other non-core expense adjustments	6,697	22	5,509	(1,511)	92	12,228	12,129
Core Funds From Operations - diluted	$432,232	$429,433	$355,375	$354,697	$364,869	$1,217,040	$1,097,805

Weighted-average shares and units outstanding - diluted (2)	281,524	278,719	232,754	218,901	218,756	264,401	218,280

Core Funds From Operations per share - diluted (2)	$1.54	$1.54	$1.53	$1.62	$1.67	$4.60	$5.03

(1) Real Estate Related Depreciation & Amortization	Three Months Ended					Nine Months Ended
	30-Sep-20	30-Jun-20	31-Mar-20	31-Dec-19	30-Sep-19	30-Sep-20	30-Sep-19

Depreciation & amortization per income statement	$365,842	$349,165	$291,457	$275,008	$286,718	1,006,464	888,766
Non-real estate depreciation	(7,223)	(6,831)	(4,940)	(3,637)	(3,628)	(18,994)	(10,897)
Real Estate Related Depreciation & Amortization	$358,619	$342,334	$286,517	$271,371	$283,090	$987,470	$877,869

(2)	For all periods presented, we have excluded the effect of dilutive series C, series G, series H, series I, series J, series K and series L preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series C, series G, series H, series I, series J, series K and series L preferred stock, as applicable, which we consider highly improbable. See above for calculations of diluted FFO and the share count detail section that follows the reconciliation of core FFO to AFFO for calculations of weighted average common stock and units outstanding. For definitions and discussion of FFO and core FFO, see the definition section.
(3)	Includes lease termination fees and certain other adjustments that are not core to our business.
(4)	Relates to severance and other charges related to the departure of company executives and integration-related severance.

Adjusted Funds From Operations (AFFO)	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Third Quarter 2020

	Three Months Ended					Nine Months Ended
Reconciliation of Core FFO to AFFO	30-Sep-20	30-Jun-20	31-Mar-20	31-Dec-19	30-Sep-19	30-Sep-20	30-Sep-19

Core FFO available to common stockholders and unitholders	$432,232	$429,433	$355,375	$354,697	$364,869	$1,217,040	$1,097,805
Adjustments:
Non-real estate depreciation	7,223	6,831	4,940	3,637	3,628	18,994	10,897
Amortization of deferred financing costs	3,655	3,661	4,260	3,064	2,900	11,576	10,298
Amortization of debt discount/premium	987	1,011	943	612	466	2,941	1,741
Non-cash stock-based compensation expense	15,969	15,060	12,153	8,937	8,906	43,182	25,966
Straight-line rental revenue	(10,017)	(10,928)	(15,404)	(13,994)	(12,764)	(36,349)	(41,776)
Straight-line rental expense	3,934	7,373	1,460	(342)	(209)	12,767	1,342
Above- and below-market rent amortization	2,360	3,794	3,294	4,109	2,824	9,448	12,988
Deferred tax expense	6,421	(150)	(792)	(998)	(1,418)	5,479	(17,794)
Leasing compensation & internal lease commissions (1)	6,052	1,739	2,793	3,646	3,254	10,584	10,860
Recurring capital expenditures (2)	(53,683)	(38,796)	(34,677)	(54,731)	(48,408)	(127,156)	(125,982)

AFFO available to common stockholders and unitholders (3)	$415,133	$419,028	$334,345	$308,637	$324,048	$1,168,506	$986,345

Weighted-average shares and units outstanding - basic	278,079	275,545	230,443	217,391	217,375	261,416	217,255
Weighted-average shares and units outstanding - diluted (4)	281,524	278,719	232,754	218,901	218,756	264,401	218,280

AFFO per share - diluted (4)	$1.47	$1.50	$1.44	$1.41	$1.48	$4.42	$4.52

Dividends per share and common unit	$1.12	$1.12	$1.12	$1.08	$1.08	$3.36	$3.24

Diluted AFFO Payout Ratio	76.0%	74.5%	78.0%	76.6%	72.9%	76.0%	71.7%

	Three Months Ended					Nine Months Ended
Share Count Detail	30-Sep-20	30-Jun-20	31-Mar-20	31-Dec-19	30-Sep-19	30-Sep-20	30-Sep-19

Weighted Average Common Stock and Units Outstanding	278,079	275,545	230,443	217,391	217,375	261,416	217,255
Add: Effect of dilutive securities	3,445	3,174	2,311	1,510	1,381	2,985	1,025
Weighted Avg. Common Stock and Units Outstanding - diluted	281,524	278,719	232,754	218,901	218,756	264,401	218,280

(1)	The company adopted ASC 842 in the first quarter of 2019.
(2)	Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty’s operating standards, or internal leasing commissions.
(3)	For a definition and discussion of AFFO, see the definitions section. For a reconciliation of net income available to common stockholders to FFO and core FFO, see above.
(4)	For all periods presented, we have excluded the effect of dilutive series C, series G, series H, series I, series J, series K and series L preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series C, series G, series H, series I, series J, series K and series L preferred stock, as applicable, which we consider highly improbable. See above for calculations of diluted FFO available to common stockholders and unitholders and for calculations of weighted average common stock and units outstanding.

Consolidated Balance Sheets	Financial Supplement
Unaudited and in Thousands, Except Share and Per Share Data	Third Quarter 2020

	30-Sep-20	30-Jun-20	31-Mar-20	31-Dec-19	30-Sep-19
Assets
Investments in real estate:
Real estate	$22,125,486	$20,843,273	$20,477,290	$16,886,592	$16,407,080
Construction in progress	2,328,654	2,514,324	2,204,869	1,732,555	1,647,130
Land held for future development	198,536	175,209	137,447	147,597	150,265
Investments in real estate	$24,652,676	$23,532,806	$22,819,606	$18,766,744	$18,204,475
Accumulated depreciation and amortization	(5,250,140)	(4,945,534)	(4,694,713)	(4,536,169)	(4,298,629)
Net Investments in Properties	$19,402,536	$18,587,272	$18,124,893	$14,230,575	$13,905,846
Investment in unconsolidated joint ventures	1,059,978	1,033,235	1,064,009	1,287,109	1,035,861
Net Investments in Real Estate	$20,462,514	$19,620,507	$19,188,902	$15,517,684	$14,941,707

Cash and cash equivalents	$971,305	$505,174	$246,480	$89,817	$7,190
Accounts and other receivables (1)	585,506	542,750	527,699	305,501	304,712
Deferred rent	510,627	496,684	484,179	478,744	471,516
Customer relationship value, deferred leasing costs & other intangibles, net	3,106,414	3,128,140	3,500,588	2,195,324	2,245,017
Acquired above-market leases, net	50,080	57,535	66,033	74,815	84,315
Goodwill	8,012,256	7,791,522	7,466,046	3,363,070	3,338,168
Assets associated with real estate held for sale	—	10,981	—	229,934	967,527
Operating lease right-of-use assets (2)	1,363,285	1,375,427	1,364,621	628,681	634,085
Other assets	373,346	333,916	268,752	184,561	178,528
Total Assets	$35,435,333	$33,862,636	$33,113,300	$23,068,131	$23,172,765

Liabilities and Equity
Global unsecured revolving credit facilities	$124,082	$64,492	$603,101	$234,105	$1,833,512
Unsecured term loans	512,642	799,550	771,425	810,219	796,232
Unsecured senior notes, net of discount	11,999,170	11,268,753	10,637,006	8,973,190	8,189,138
Secured debt, net of premiums	238,866	238,826	239,800	104,934	105,153
Operating lease liabilities (2)	1,444,060	1,451,152	1,431,292	693,539	699,381
Accounts payable and other accrued liabilities	2,187,025	1,828,288	1,732,318	1,007,761	938,740
Accrued dividends and distributions	571	—	—	234,620	—
Acquired below-market leases	135,263	139,851	145,208	148,774	153,422
Security deposits and prepaid rent	353,902	348,253	336,583	208,724	203,708
Liabilities associated with assets held for sale	—	238	—	2,700	23,534
Total Liabilities	$16,995,581	$16,139,403	$15,896,733	$12,418,566	$12,942,820

Redeemable non-controlling interests - operating partnership	41,265	40,584	40,027	41,465	19,090

Equity
Preferred Stock: $0.01 par value per share, 110,000,000 shares authorized:
Series C Cumulative Redeemable Perpetual Preferred Stock (3)	$219,250	$219,250	$219,250	$219,250	$219,250
Series G Cumulative Redeemable Preferred Stock (4)	—	241,468	241,468	241,468	241,468
Series I Cumulative Redeemable Preferred Stock (5)	—	242,012	242,012	242,012	242,012
Series J Cumulative Redeemable Preferred Stock (6)	193,540	193,540	193,540	193,540	193,540
Series K Cumulative Redeemable Preferred Stock (7)	203,264	203,264	203,264	203,264	203,264
Series L Cumulative Redeemable Preferred Stock (8)	334,886	334,886	334,886	334,886	—
Common Stock: $0.01 par value per share, 392,000,000 shares authorized (9)	2,784	2,670	2,622	2,073	2,069
Additional paid-in capital	20,566,645	19,292,311	18,606,766	11,577,320	11,540,980
Dividends in excess of earnings	(3,726,901)	(3,386,525)	(3,139,350)	(3,046,579)	(3,136,668)
Accumulated other comprehensive (loss), net	(123,623)	(358,349)	(444,222)	(87,922)	(68,625)
Total Stockholders' Equity	$17,669,845	$16,984,527	$16,460,236	$9,879,312	$9,437,290

Noncontrolling Interests
Noncontrolling interest in operating partnership	$620,676	$633,831	$656,266	$708,163	$732,314
Noncontrolling interest in consolidated joint ventures	107,966	64,291	60,038	20,625	41,251

Total Noncontrolling Interests	$728,642	$698,122	$716,304	$728,788	$773,565

Total Equity	$18,398,487	$17,682,649	$17,176,540	$10,608,100	$10,210,855

Total Liabilities and Equity	$35,435,333	$33,862,636	$33,113,300	$23,068,131	$23,172,765

(1)	Net of allowance for doubtful accounts of $19,146 and $13,753 as of September 30, 2020 and December 31, 2019, respectively.
(2)	Adoption of the new lease accounting standard required that we adjust the consolidated balance sheet to include the recognition of additional right-of-use assets and lease liabilities for operating leases. See our quarterly report on Form 10-Q filed on May 10, 2019 for additional information.
(3)	Series C Cumulative Redeemable Perpetual Preferred Stock, 6.625%, $201,250 and $201,250 liquidation preference, respectively ($25.00 per share), 8,050,000 and 8,050,000 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively.
(4)	Series G Cumulative Redeemable Preferred Stock, 5.875%, $0 (redeemed October 15, 2020, reclassed to accounts payable as of September 30, 2020 for accounting purposes) and $250,000 liquidation preference, respectively ($25.00 per share), 0 and 10,000,000 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively.
(5)	Series I Cumulative Redeemable Preferred Stock, 6.350%, $0 and $250,000 liquidation preference, respectively ($25.00 per share), 0 and 10,000,000 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively.
(6)	Series J Cumulative Redeemable Preferred Stock, 5.250%, $200,000 and $200,000 liquidation preference, respectively ($25.00 per share), 8,000,000 and 8,000,000 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively.
(7)	Series K Cumulative Redeemable Preferred Stock, 5.850%, $210,000 and $210,000 liquidation preference, respectively ($25.00 per share), 8,400,000 and 8,400,000 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively.
(8)	Series L Cumulative Redeemable Preferred Stock, 5.200%, $345,000 and $345,000 liquidation preference, respectively ($25.00 per share), 13,800,000 and 13,800,000 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively.
(9)	Common Stock: 279,920,621 and 208,900,758 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively.

Components of Net Asset Value (NAV) (1)	Financial Supplement
Unaudited and in Thousands	Third Quarter 2020

Consolidated Properties Cash Net Operating Income (NOI)(2), Annualized (3)
Network-Dense	$873,571
Campus	1,387,131
Other (4)	204,946
Total Cash NOI, Annualized	$2,465,648
less: Partners' share of consolidated JVs	37
Acquisitions / dispositions / expirations	(11,262)
FY 2020 backlog cash NOI and 3Q20 carry-over (stabilized) (5)	78,322
Total Consolidated Cash NOI, Annualized	$2,532,745

Digital Realty's Pro Rata Share of Unconsolidated Joint Venture Cash NOI (3)(6)	$128,848

Other Income
Development and Management Fees (net), Annualized	$14,748

Other Assets
Pre-stabilized inventory, at cost (7)	$372,977
Land held for development	198,536
Development CIP (8)	2,328,654
less: Investment associated with FY20 Backlog NOI	(241,732)
Cash and cash equivalents	971,305
Accounts and other receivables, net	585,506
Other assets	373,346
less: Partners' share of consolidated JV assets	247
Total Other Assets	$4,588,839

Liabilities
Global unsecured revolving credit facilities	$133,146
Unsecured term loans	513,747
Unsecured senior notes	12,098,843
Secured debt, excluding premiums	239,000
Accounts payable and other accrued liabilities (9)	2,187,025
Accrued dividends and distributions	571
Security deposits and prepaid rents	353,902
Backlog NOI cost to complete (10)	65,472
Preferred stock	956,250
Digital Realty's share of unconsolidated JV debt	568,757
Total Liabilities	$17,116,713

Diluted Shares and Units Outstanding	291,532

(1)	Includes Digital Realty’s share of backlog leasing at unconsolidated joint venture buildings. Excludes MCDR and Ascenty joint venture.
(2)	For definitions and discussion of NOI and cash NOI and a reconciliation of operating income to NOI and cash NOI, see page 34.
(3)	Annualized cash NOI is calculated by multiplying results for the most recent quarter by four. Annualized results may not be indicative of any four-quarter period and do not take into account scheduled lease expirations, among other things. Annualized data is presented for illustrative purposes only. Reflects annualized 3Q20 Cash NOI of $2.5 billion. NOI is allocated based on management’s best estimates derived using contractual ABR and stabilized margins.
(4)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(5)	Estimated cash NOI related to signed leasing expected to commence through December 31, 2020. Includes Digital Realty’s share of signed leases at unconsolidated joint venture buildings. Excludes MCDR and Ascenty joint venture.
(6)	For a reconciliation of Digital Realty’s pro rata share of unconsolidated joint venture operating income to cash NOI, see page 31.
(7)	Includes Digital Realty’s share of cost at unconsolidated joint venture buildings. Excludes MCDR and Ascenty joint venture.
(8)	See page 27 for further details on the breakdown of the construction in progress balance.
(9)	Includes net deferred tax liability of approximately $703.1 million.
(10)	Includes Digital Realty’s share of expected cost to complete at unconsolidated joint venture buildings. Excludes Mitsbushi Corporation Digital Realty (MCDR) and Ascenty joint venture.

Debt Maturities	Financial Supplement
Unaudited and Dollars in Thousands	Third Quarter 2020

	As of September 30, 2020
		Interest Rate
	Interest	Including
	Rate	Swaps	2020	2021	2022	2023	2024	Thereafter	Total
Global Unsecured Revolving Credit Facilities (1)
Global unsecured revolving credit facilities - Unhedged	1.025%	1.025%	—	—	—	—	$87,153	—	$87,153
Yen revolving credit facility	0.500%	0.500%	—	—	—	—	45,993	—	45,993
Deferred financing costs, net	-	-	—	—	—	—	—	—	(9,064)
Total Global Unsecured Revolving Credit Facilities	0.844%	0.844%	—	—	—	—	$133,146	—	$124,082

Unsecured Term Loans (1)
Unhedged variable rate portion of five-year term loan	1.166%	1.166%	—	—	—	—	$439,803	—	$439,803
Hedged variable rate portion of five-year term loan	1.490%	1.778%	—	—	—	—	73,944	—	73,944
Deferred financing costs, net	-	-	—	—	—	—	—	—	(1,105)
Total Unsecured Term Loan	1.213%	1.254%	—	—	—	—	$513,747	—	$512,642

Senior Notes
Floating rate notes due 2022	-	-	—	—	$351,630	—	—	—	$351,630
0.125% notes due 2022	0.125%	0.125%	—	—	351,630	—	—	—	351,630
2.750% notes due 2023	2.750%	2.750%	—	—	—	$350,000	—	—	350,000
4.750% notes due 2023	4.750%	4.750%	—	—	—	387,600	—	—	387,600
2.625% notes due 2024	2.625%	2.625%	—	—	—	—	$703,260	—	703,260
2.750% notes due 2024	2.750%	2.750%	—	—	—	—	323,000	—	323,000
4.250% notes due 2025	4.250%	4.250%	—	—	—	—	—	$516,800	516,800
0.625% notes due 2025	0.625%	0.625%	—	—	—	—	—	761,865	761,865
4.750% notes due 2025	4.750%	4.750%	—	—	—	—	—	450,000	450,000
2.500% notes due 2026	2.500%	2.500%	—	—	—	—	—	1,260,008	1,260,008
3.700% notes due 2027	3.700%	3.700%	—	—	—	—	—	1,000,000	1,000,000
1.125% notes due 2028	1.125%	1.125%	—	—	—	—	—	586,050	586,050
4.450% notes due 2028	4.450%	4.450%	—	—	—	—	—	650,000	650,000
3.600% notes due 2029	3.600%	3.600%	—	—	—	—	—	900,000	900,000
3.300% notes due 2029	3.300%	3.300%	—	—	—	—	—	452,200	452,200
1.500% notes due 2030	1.500%	1.500%	—	—	—	—	—	879,075	879,075
3.750% notes due 2030	3.750%	3.750%	—	—	—	—	—	710,600	710,600
1.250% notes due 2031	1.250%	1.250%	—	—	—	—	—	586,050	586,050
1.000% notes due 2032	1.000%	1.000%	—	—	—	—	—	879,075	879,075
Unamortized discounts	-	-	—	—	—	—	—	—	(35,448)
Deferred financing costs	-	-	—	—	—	—	—	—	(64,225)
Total Senior Notes	2.572%	2.572%	—	—	$703,260	$737,600	$1,026,260	$9,631,723	$11,999,170

Secured Debt
Westin	3.290%	3.290%	—	—	—	—	—	$135,000	$135,000
Secured note due 2023	1.152%	2.435%	—	—	—	$104,000	—	—	104,000
Deferred financing costs	-	-	—	—	—	—	—	—	(134)
Total Secured Debt	2.360%	2.918%	—	—	—	$104,000	—	$135,000	$238,866

Total unhedged variable rate debt	-	-	—	—	$351,630	—	$572,949	—	$924,579
Total fixed rate / hedged variable rate debt	-	-	—	—	351,630	$841,600	1,100,204	$9,766,723	12,060,157
Total Debt	2.497%	2.509%	—	—	$703,260	$841,600	$1,673,153	$9,766,723	$12,984,736

Weighted Average Interest Rate			—	—	0.063%	3.632%	2.086%	2.660%	2.509%

Summary

Weighted Average Term to Initial Maturity									6.5 Years

Weighted Average Maturity (assuming exercise of extension options)									6.5 Years

Global Unsecured Revolving Credit Facility Detail As of September 30, 2020

	Maximum Available	Existing Capacity (2)	Currently Drawn

Global Unsecured Revolving Credit Facility	$2,676,830	$2,490,239	$133,146

(1)	Assumes all extensions will be exercised.
(2)	Net of letters of credit issued of $53.4 million.

Debt Analysis and Covenant Compliance	Financial Supplement
Unaudited	Third Quarter 2020

	As of September 30, 2020

				Global Unsecured
	Unsecured Senior Notes			Credit Facilities
Debt Covenant Ratios (1)	Required	Actual (2)	Actual (3)	Required	Actual
Total outstanding debt / total assets (4)	Less than 60%	42%	39%	Less than 60% (5)	31%
Secured debt / total assets (6)	Less than 40%	1%	1%	Less than 40%	2%
Total unencumbered assets / unsecured debt	Greater than 150%	252%	277%	N/A	N/A
Consolidated EBITDA / interest expense (7)	Greater than 1.5x	4.2x	4.2x	N/A	N/A
Fixed charge coverage		N/A	N/A	Greater than 1.5x	6.1x
Unsecured debt / total unencumbered asset value (8)		N/A	N/A	Less than 60%	37%
Unencumbered assets debt service coverage ratio		N/A	N/A	Greater than 1.5x	6.8x

(1)	For definitions of the terms used in the table above and related footnotes, please refer to the indentures which govern the notes, the Amended and Restated Global Senior Credit Agreement dated as of October 24, 2018, the Amended and Restated Term Loan Agreement dated as of October 24, 2018 and the Yen facility Credit Agreement dated as of October 24, 2018, each as amended and which are filed as exhibits to our reports filed with the Securities and Exchange Commission.
(2)	Ratios for the Unsecured Senior Notes listed on page 18 except for the floating rates due 2022, 1.250% notes due 2031 and 1.00% notes due 2032.
(3)	Ratios in the table above are based on the indenture which governs the floating rates due 2022, 1.250% notes due 2031 and 1.00% notes due 2032.
(4)	This ratio is referred to as the Leverage Ratio, defined as Consolidated Debt / Total Asset Value, under the global unsecured revolving credit facility, the term loan facility and the Yen facility. For the calculation of Total Assets, please refer to the indentures which govern the notes, the Amended and Restated Global Senior Credit Agreement dated as of October 24, 2018, the Amended and Restated Term Loan Agreement dated as of October 24, 2018 and the Yen facility Credit Agreement dated as of October 24, 2018, each as amended and which are filed as exhibits to our reports filed with the Securities and Exchange Commission.
(5)	The company has the right to maintain a Leverage Ratio of greater than 60.0% but less than or equal to 65.0% for up to four consecutive fiscal quarters during the term of the facility following an acquisition of one or more Assets for a purchase price and other consideration in an amount not less than 5% of Total Asset Value.
(6)	This ratio is referred to as the Secured Debt Leverage Ratio, defined as Secured Debt / Total Asset Value, under the global unsecured revolving credit facility, the term loan facility and the Yen facility.
(7)	Calculated as current quarter annualized consolidated EBITDA to current quarter annualized Interest Expense (including capitalized interest and debt discounts).
(8)	Assets must satisfy certain conditions to qualify for inclusion as an Unencumbered Asset under the global unsecured revolving credit facility, the term loan facility and the Yen facility.

Same-Capital Operating Trend Summary	Financial Supplement
Unaudited and in Thousands	Third Quarter 2020

Stabilized (“Same-Capital”) Portfolio (1)

	Three Months Ended					Nine Months Ended
	30-Sep-20	30-Sep-19	% Change	30-Jun-20	% Change	30-Sep-20	30-Sep-19	% Change
Rental revenues	$425,997	$432,092	(1.4%)	$424,606	0.3%	$1,272,187	$1,303,702	(2.4%)
Tenant reimbursements - Utilities	83,306	88,569	(5.9%)	78,695	5.9%	243,501	255,592	(4.7%)
Tenant reimbursements - Other	42,788	44,777	(4.4%)	49,915	(14.3%)	137,956	137,622	0.2%
Interconnection & other	56,296	55,177	2.0%	55,967	0.6%	167,091	162,969	2.5%
Total Revenue	$608,387	$620,615	(2.0%)	$609,183	(0.1%)	$1,820,735	$1,859,885	(2.1%)

Utilities	$100,698	$103,636	(2.8%)	$92,172	9.3%	$284,575	$295,859	(3.8%)
Rental property operating	98,947	95,963	3.1%	94,387	4.8%	286,704	288,009	(0.5%)
Property taxes	27,204	28,057	(3.0%)	31,403	(13.4%)	88,680	83,159	6.6%
Insurance	2,876	2,471	16.4%	2,671	7.7%	8,623	7,617	13.2%
Total Expenses	$229,725	$230,127	(0.2%)	$220,633	4.1%	$668,582	$674,644	(0.9%)

Net Operating Income (2)	$378,662	$390,488	(3.0%)	$388,550	(2.5%)	$1,152,153	$1,185,241	(2.8%)
Less:
Stabilized straight-line rent	($3,395)	$3,022	(212.3%)	($2,679)	26.7%	($5,995)	$12,204	(149.1%)
Above- and below-market rent	(1,435)	(3,438)	(58.3%)	(2,177)	(34.1%)	(5,939)	(14,827)	(59.9%)
Cash Net Operating Income (3)	$383,492	$390,904	(1.9%)	$393,406	(2.5%)	$1,164,087	$1,187,864	(2.0%)

Stabilized Portfolio occupancy at period end (4)	87.2%	88.0%	(0.8%)	87.2%	0.0%	87.2%	88.0%	(0.8%)

(1)	Represents buildings owned as of December 31, 2018 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2019-2020, buildings classified as held for sale, and buildings sold or contributed to joint ventures for all periods presented. Prior period numbers adjusted to reflect current same-capital pool.
(2)	For a definition and discussion of net operating income and a reconciliation of operating income to NOI, see page 34.
(3)	For a definition and discussion of cash net operating income and a reconciliation of operating income to cash NOI, see page 34.
(4)	Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Summary of Leasing Activity	Financial Supplement
Leases Signed in the Quarter Ended September 30, 2020	Third Quarter 2020

	0-1 MW		> 1 MW		Other (3)		Total
Leasing Activity - New (1) (2)	3Q20	LTM	3Q20	LTM	3Q20	LTM	3Q20	LTM

Annualized GAAP Rent	$29,171	$82,966	$45,532	$232,241	$436	$20,279	$75,138	$335,487

Kilowatt leased	11,147	32,711	30,957	189,573	—	—	42,104	222,284
NRSF	129,144	391,362	289,400	1,862,128	11,860	619,013	430,403	2,872,503

Weighted Average Lease Term (years)	4.1	4.2	7.4	7.2	3.5	13.8	6.4	7.9

Initial stabilized cash rent per Kilowatt	$219	$212	$123	$101	—	—	$168	$130
GAAP rent per Kilowatt	$218	$211	$120	$101	—	—	$148	$118
Leasing cost per Kilowatt	$33	$26	$43	$22	—	—	$40	$23

Net Effective Economics by Kilowatt (4)

Base rent by Kilowatt	$220	$215	$128	$107	—	—	$168	$130
Rental concessions by Kilowatt	$8	$6	$8	$5	—	—	$5	$5
Estimated operating expense by Kilowatt	$72	$79	$20	$22	—	—	$34	$30

Net rent per Kilowatt	$141	$131	$100	$80	—	—	$129	$96

Tenant improvements by Kilowatt	$0	$1	$4	$1	—	—	$3	$1
Leasing commissions by Kilowatt	$8	$11	$1	$1	—	—	$3	$2

Net effective rent per Kilowatt	$132	$120	$96	$78	—	—	$124	$92

Initial stabilized cash rent per NRSF	$227	$212	$158	$124	$37	$30	$199	$127
GAAP rent per NRSF	$226	$212	$157	$125	$47	$33	$175	$117
Leasing cost per NRSF	$24	$24	$37	$25	$0	$2	$32	$20

Net Effective Economics by NRSF (4)

Base rent by NRSF	$228	$216	$164	$131	$37	$33	$203	$133
Rental concessions by NRSF	$6	$7	$7	$6	$1	$0	$6	$5
Estimated operating expense by NRSF	$73	$66	$36	$29	$17	$1	$47	$28

Net rent per NRSF	$149	$143	$121	$96	$20	$32	$150	$101

Tenant improvements by NRSF	$0	$0	$3	$2	$0	$0	$2	$1
Leasing commissions by NRSF	$9	$11	$1	$1	$0	$0	$3	$3

Net effective rent per NRSF	$141	$132	$117	$93	$20	$31	$145	$97

(1)	Excludes short-term, roof, storage and garage leases.
(2)	Includes leases for new and re-leased space.
(3)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(4)	All dollar amounts are per square foot averaged over lease term. Per Kilowatt metrics are presented in monthly values. Per NRSF are presented in yearly values.

Note: LTM is last twelve months, including current quarter.

Summary of Leasing Activity	Financial Supplement
Leases Renewed in the Quarter Ended September 30, 2020	Third Quarter 2020

	0-1 MW		> 1 MW		Other (4)		Total
Leasing Activity - Renewals (1) (2) (3)	3Q20	LTM	3Q20	LTM	3Q20	LTM	3Q20	LTM

Leases renewed (Kilowatt)	33,912	93,213	14,078	88,296	—	—	47,990	181,509
Leases renewed (NRSF)	473,577	1,347,559	96,951	996,342	13,940	290,625	584,468	2,634,526
Leasing cost per Kilowatt	$0	$1	$1	$3	—	—	$0	$2
Leasing cost per NRSF	$0	$1	$1	$3	—	$4	$0	$2

Weighted Term (years)	1.5	1.8	2.4	6.7	3.1	5.6	1.7	4.0

Cash Rent

Expiring cash rent per Kilowatt	$311	$327	$126	$139	—	—	$257	$236
Renewed cash rent per Kilowatt	$310	$327	$126	$133	—	—	$256	$232

% Change Cash Rent Per Kilowatt	(0.2%)	(0.2%)	(0.0%)	(4.3%)	—	—	(0.2%)	(1.4%)

Expiring cash rent per NRSF	$267	$272	$219	$148	$34	$32	$254	$198
Renewed cash rent per NRSF	$267	$271	$219	$142	$37	$32	$253	$196

% Change Cash Rent Per NRSF	(0.2%)	(0.2%)	(0.0%)	(4.3%)	10.2%	0.3%	(0.2%)	(1.3%)

GAAP Rent

Expiring GAAP rent per Kilowatt	$340	$336	$125	$130	—	—	$277	$236
Renewed GAAP rent per Kilowatt	$341	$348	$125	$132	—	—	$278	$243

% Change GAAP Rent Per Kilowatt	0.4%	3.6%	(0.1%)	1.5%	—	—	0.3%	3.0%

Expiring GAAP rent per NRSF	$292	$279	$218	$138	$33	$29	$274	$198
Renewed GAAP rent per NRSF	$293	$289	$218	$140	$38	$35	$275	$205

% Change GAAP Rent Per NRSF	0.4%	3.6%	(0.1%)	1.5%	16.6%	21.4%	0.4%	3.3%

Retention ratio (5)	83.3%	81.2%	82.0%	76.1%	20.8%	59.1%	77.5%	76.2%

Churn (6)	3.1%	8.1%	0.2%	4.0%	0.9%	3.0%	1.5%	5.6%

(1)	Excludes short-term, roof, storage and garage leases.
(2)	Rental rates represent annual estimated cash rent per kilowatt, adjusted for straight-line rents in accordance with GAAP. The number of leases represents the leased-unit count; a lease may include multiple units.
(3)	Per Kilowatt metrics are presented in monthly values. Per NRSF metrics are presented in yearly values.
(4)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(5)	Based on square feet.
(6)	Churn is defined as recurring revenue lost during the period due to leases terminated or not renewed during the period, divided by recurring revenue at the beginning of the period.

Note: LTM is last twelve months, including current quarter.

Lease Expirations - By Size	Financial Supplement
Dollars in Thousands, Except Per Square Foot	Third Quarter 2020

			% of	Annualized Rent Per	Annualized Rent Per				Rent Per kW
	Square Footage of	Annualized	Annualized	Occupied	Occupied Square	Annualized Rent	kW of Expiring	Rent per kW	Per Month at
Year	Expiring Leases (1)	Rent (2)	Rent	Square Foot	Foot at Expiration	at Expiration	Leases	Per Month	Expiration
0 - 1 MW
Available	1,782,344	—	—	—	—	—	—	—	—
Month to Month (3)	117,026	$30,534	1.1%	$261	$261	$30,520	6,331	$402	$402
2020	325,878	85,999	3.0%	264	264	85,939	24,152	297	297
2021	1,885,216	493,811	17.1%	262	262	494,316	138,155	298	298
2022	610,996	138,694	4.8%	227	230	140,403	43,839	264	267
2023	478,386	92,303	3.2%	193	198	94,596	32,141	239	245
2024	442,473	64,346	2.2%	145	151	67,013	30,760	174	182
2025	358,574	51,606	1.8%	144	151	53,986	18,282	235	246
2026	65,279	10,837	0.4%	166	177	11,562	4,978	181	194
2027	133,212	14,209	0.5%	107	117	15,631	7,088	167	184
2028	54,804	4,577	0.2%	84	103	5,623	2,071	184	226
2029	34,514	3,892	0.1%	113	132	4,547	2,235	145	170
Thereafter	223,138	8,668	0.3%	39	43	9,555	3,499	206	228

Total / Wtd. Avg.	6,511,840	$999,475	34.5%	$211	$214	$1,013,690	313,530	$266	$269

> 1 MW	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	1,598,803	—	—	—	—	—	—	—	—
Month to Month (3)	281,861	$30,233	1.0%	$107	$107	$30,233	22,880	$110	$110
2020	116,014	19,353	0.7%	167	167	19,353	9,916	163	163
2021	1,473,664	229,541	7.9%	156	159	233,906	132,511	144	147
2022	1,712,006	270,417	9.3%	158	162	277,286	161,533	140	143
2023	1,369,170	185,209	6.4%	135	140	191,208	117,379	131	136
2024	1,304,322	192,271	6.6%	147	158	205,741	122,135	131	140
2025	1,447,759	190,790	6.6%	132	143	206,484	127,948	124	134
2026	914,237	121,407	4.2%	133	158	144,180	87,340	116	138
2027	396,434	60,645	2.1%	153	177	70,355	39,453	128	149
2028	234,023	26,906	0.9%	115	134	31,465	21,513	104	122
2029	503,994	57,026	2.0%	113	132	66,654	58,515	81	95
Thereafter	1,837,932	197,431	6.8%	107	135	248,531	178,049	92	116

Total / Wtd. Avg.	13,190,219	$1,581,229	54.6%	$136	$149	$1,725,395	1,079,170	$122	$133

Other (4)	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	1,375,554	—	—	—	—	—	—	—	—
Month to Month (3)	55,904	$4,021	0.1%	$72	$73	$4,064	—	—	—
2020	159,045	4,346	0.2%	27	27	4,335	—	—	—
2021	1,399,776	37,326	1.3%	27	27	37,594	—	—	—
2022	1,035,782	25,747	0.9%	25	25	25,626	—	—	—
2023	758,862	19,590	0.7%	26	27	20,742	—	—	—
2024	965,059	38,255	1.3%	40	43	41,057	—	—	—
2025	968,913	39,046	1.3%	40	44	42,532	—	—	—
2026	411,915	16,447	0.6%	40	45	18,414	—	—	—
2027	348,298	13,286	0.5%	38	45	15,820	—	—	—
2028	223,966	11,046	0.4%	49	60	13,328	—	—	—
2029	565,902	20,716	0.7%	37	46	25,868	—	—	—
Thereafter	3,438,987	85,323	2.9%	25	33	113,872	—	—	—

Total / Wtd. Avg.	11,707,962	$315,149	10.9%	$31	$35	$363,252	—	—	—

Total (5)	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	4,756,702	—	—	—	—	—	—	—	—
Month to Month (3)	454,790	$64,788	2.2%	$142	$143	$64,816	—	—	—
2020	600,937	109,698	3.8%	183	182	109,627	—	—	—
2021	4,758,655	760,678	26.3%	160	161	765,816	—	—	—
2022	3,358,784	434,858	15.0%	129	132	443,314	—	—	—
2023	2,606,418	297,102	10.3%	114	118	306,546	—	—	—
2024	2,711,854	294,872	10.2%	109	116	313,811	—	—	—
2025	2,775,247	281,442	9.7%	101	109	303,001	—	—	—
2026	1,391,430	148,690	5.1%	107	125	174,156	—	—	—
2027	877,943	88,140	3.0%	100	116	101,806	—	—	—
2028	512,793	42,530	1.5%	83	98	50,415	—	—	—
2029	1,104,410	81,634	2.8%	74	88	97,069	—	—	—
Thereafter	5,500,057	291,423	10.1%	53	68	371,959	—	—	—

Total / Wtd. Avg.	31,410,022	$2,895,854	100.0%	$109	$116	$3,102,336	—	—	—

(1)	For some buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.
(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of September 30, 2020, multiplied by 12.
(3)	Includes leases, licenses and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.
(4)	Other includes unimproved building shell capacity as well as storage and office space within fully improved data center facilities.
(5)	In September 2020, we acquired one data center in Zagreb, Croatia that is not reflected in our portfolio statistics.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Top 20 Customers by Annualized Rent	Financial Supplement
Dollars in Thousands	Third Quarter 2020

					Weighted
					Average
			Annualized	% of Annualized	Remaining
		Number of	Recurring	Recurring	Lease Term in
	Customer	Locations	Revenue (1)	Revenue	Years
1	Fortune 50 Software Company	49	$290,993	9.0%	8.8
2	IBM	38	156,271	4.8%	3.1
3	Facebook, Inc.	36	145,152	4.5%	4.2
4	Equinix	26	92,589	2.9%	8.7
5	Oracle America, Inc.	28	92,142	2.8%	2.4
6	Fortune 25 Investment Grade-Rated Company	25	81,540	2.5%	3.0
7	LinkedIn Corporation	8	70,219	2.2%	4.2
8	Global Cloud Provider	45	70,062	2.2%	2.1
9	Cyxtera Technologies, Inc.	18	68,189	2.1%	11.3
10	Fortune 500 SaaS Provider	14	64,081	2.0%	5.2
11	Rackspace	17	58,142	1.8%	9.1
12	CenturyLink, Inc.	128	57,932	1.8%	5.2
13	Fortune 25 Tech Company	35	55,454	1.7%	3.1
14	Verizon	103	46,448	1.4%	3.5
15	Comcast Corporation	26	41,063	1.3%	5.3
16	JPMorgan Chase & Co.	16	37,326	1.2%	3.1
17	AT&T	72	36,795	1.1%	1.6
18	Social Content Platform	5	34,756	1.1%	6.2
19	DXC Technology Company	19	34,707	1.1%	2.9
20	Zayo	117	33,062	1.0%	6.2
	Total / Weighted Average (2)		$1,566,923	48.4%	6.2

(1)	Annualized recurring revenue represents the monthly contractual base rent (defined as cash base rent before abatements), and Interconnection revenue under existing leases as of September 30, 2020, multiplied by 12.
(2)	In September 2020, we acquired one data center in Zagreb, Croatia that is not reflected in the portfolio statistics.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on ownership percentage. Our direct customers may be the entities named in the table above or their subsidiaries or affiliates.

Occupancy Analysis	Financial Supplement
Dollars in Thousands	Third Quarter 2020

	Net Rentable	Space Under Active	Space Held for	Annualized	Occupancy (5)		White Space	Data Center
Metropolitan Area	Square Feet (1)	Development (2)	Development (3)	Rent (4)	30-Sep-20	30-Jun-20	IT Load (6)	Count
North America

Northern Virginia	5,504,164	985,748	78,538	$556,244	93.8%	93.8%	422.4	24
Chicago	3,427,367	—	148,101	297,789	87.7%	86.3%	162.7	10
New York	2,049,300	234,580	100,487	211,128	83.0%	82.8%	51.0	13
Silicon Valley	2,251,021	65,594	—	203,587	95.0%	95.4%	105.5	20
Dallas	3,512,875	143,051	45,968	201,572	81.1%	81.3%	101.2	21
Phoenix	795,687	—	227,274	70,561	71.5%	72.5%	42.5	3
San Francisco	824,972	23,321	—	65,859	73.0%	73.0%	29.1	4
Atlanta	525,414	—	313,581	51,692	94.7%	94.0%	7.1	4
Los Angeles	818,479	—	—	44,916	84.5%	87.4%	13.8	4
Seattle	400,369	—	—	38,552	86.8%	89.5%	19.5	1
Toronto, Canada	276,827	539,182	—	25,305	87.8%	87.1%	19.8	2
Boston	467,519	—	50,649	22,187	53.2%	55.1%	19.0	4
Portland	198,477	402,959	—	20,174	98.3%	92.1%	16.5	2
Houston	392,816	—	13,969	18,545	82.2%	81.8%	12.6	6
Miami	226,314	—	—	8,251	90.0%	89.3%	1.3	2
Austin	85,688	—	—	6,749	65.0%	65.0%	4.3	1
Minneapolis/St. Paul	328,765	—	—	5,957	100.0%	100.0%	—	1
Charlotte	95,499	—	—	4,789	89.2%	89.1%	1.5	3
North America Total/Weighted Average	22,181,553	2,394,435	978,567	$1,853,857	86.8%	86.7%	1,029.7	125

Europe

London, England	1,715,123	—	161,728	$246,661	78.8%	81.6%	115.0	19
Frankfurt, Germany	1,623,757	270,853	—	174,367	86.8%	89.0%	96.4	20
Amsterdam, Netherlands (7)	1,380,266	133,027	95,262	138,082	66.6%	63.6%	105.6	18
Paris, France	658,681	376,162	—	69,573	89.5%	85.4%	35.4	12
Dublin, Ireland	380,647	94,410	—	43,415	74.2%	67.3%	24.2	8
Vienna, Austria	383,562	—	—	42,644	84.6%	73.9%	25.6	2
Madrid, Spain	220,634	—	—	31,772	77.7%	78.8%	11.8	3
Marseille, France	274,352	78,865	—	28,906	61.7%	63.7%	20.8	3
Zurich, Switzerland	227,087	315,830	—	21,279	49.8%	64.6%	11.0	3
Brussels, Belgium	133,564	—	—	20,627	68.9%	67.5%	8.5	2
Stockholm, Sweden	167,555	89,276	—	19,282	78.6%	79.5%	11.5	6
Copenhagen, Denmark	164,489	11,318	—	16,239	77.5%	78.2%	8.6	2
Dusseldorf, Germany	105,523	—	—	15,251	59.3%	81.4%	4.3	2
Geneva, Switzerland	59,190	—	—	1,891	100.0%	100.0%	—	1
Manchester, England	38,016	—	—	1,793	100.0%	100.0%	—	1
Europe Total/Weighted Average	7,532,446	1,369,741	256,990	$871,783	77.6%	77.1%	478.7	102

Asia Pacific

Singapore	540,638	344,826	—	$90,337	95.5%	90.9%	37.3	3
Sydney, Australia	226,697	87,660	—	26,775	85.6%	72.8%	14.9	3
Melbourne, Australia	146,570	—	—	17,045	71.4%	85.9%	9.6	2
Tokyo, Japan	—	406,664	—	—	—	—	—	1
Osaka, Japan	—	193,535	—	—	—	—	—	1
Seoul, South Korea	—	162,260	—	—	—	—	—	1
Hong Kong	—	—	284,751	—	—	N/A	—	1
Asia Pacific Total/Weighted Average	913,905	1,194,945	284,751	$134,157	89.2%	85.6%	61.7	12

Africa

Mombasa, Kenya	15,710	—	—	$1,095	49.9%	51.4%	—	1
Nairobi, Kenya	10,276	—	—	696	40.8%	40.8%	—	1
Africa Total/Weighted Average	25,985	—	—	$1,791	46.3%	46.6%	—	2

Non-Data Center Properties	263,668	—	—	$1,254	100.0%	100.0%	—	—

Consolidated Portfolio Total/Weighted Average	30,917,557	4,959,120	1,520,308	$2,862,842	84.7%	84.5%	1,570.1	241

Managed Unconsolidated Joint Ventures

Northern Virginia	1,250,419	—	—	$93,380	100.0%	100.0%	75.2	7
Hong Kong	182,954	—	3,346	19,629	87.9%	85.5%	11.0	1
Silicon Valley	326,305	—	—	13,592	100.0%	100.0%	—	4
Dallas	319,876	—	—	5,555	82.4%	82.4%	—	3
New York	108,336	—	—	3,460	100.0%	100.0%	3.4	1
Managed Unconsolidated Portfolio Total/Weighted Average	2,187,890	—	3,346	$135,615	96.4%	96.2%	89.6	16

Managed Portfolio Total/Weighted Average	33,105,447	4,959,120	1,523,654	$2,998,457	85.5%	85.3%	1,659.7	257

Digital Realty Share Total/Weighted Average (8)	31,410,022	4,525,406	1,521,981	$2,895,854	84.9%	84.6%	1,591.3

Non-Managed Unconsolidated Joint Ventures

Sao Paulo, Brazil	897,625	209,931	245,922	112,588	97.4%	96.1%	73.9	15
Tokyo, Japan	892,667	—	—	66,372	87.8%	87.8%	21.0	2
Osaka, Japan	248,906	52,306	30,874	43,551	85.3%	82.9%	21.6	2
Rio De Janeiro, Brazil	72,442	26,781	—	10,833	100.0%	100.0%	6.0	2
Fortaleza, Brazil	94,205	—	—	9,609	100.0%	100.0%	6.2	1
Seattle	51,000	—	—	7,562	100.0%	100.0%	9.0	1
Queretaro, Mexico	—	108,178	376,202	—	—	—	—	2
Santiago, Chile	—	46,235	247,148	—	—	—	—	2
Non-Managed Portfolio Total/Weighted Average	2,256,845	443,432	900,146	$250,514	92.5%	91.6%	137.6	27

Portfolio Total/Weighted Average (9)	35,362,293	5,402,552	2,423,801	$3,248,971	85.9%	85.7%	1,797.3	284

(1)	We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.
(2)	Space under active development includes current Base Building and Data Center projects in progress (see page 26).
(3)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 29).
(4)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of September 30, 2020, multiplied by 12.
(5)	Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.
(6)	White Space IT Load represents UPS-backed utility power dedicated to Digital Realty’s operated data center space.
(7)	Region has a held-for-sale property.
(8)	Represents consolidated portfolio plus our managed portfolio of unconsolidated joint ventures based on our ownership percentage.
(9)	In September 2020, we acquired one data center in Zagreb, Croatia that is not reflected in the portfolio statistics.

Development Lifecycle - Committed Active Development	Financial Supplement
Dollars in Thousands	Third Quarter 2020

	Base Building Construction					Data Center Construction									Total Active Development

			A	B	A + B				A	B	A + B						A	B	A + B
													Average	Pre-tax
		Total	Current	Future	Total		Total		Current	Future	Total		Expected	Est.		Total	Current	Future	Total
	# of	Square	Investment	Funding	Expected	# of	Square		Investment	Funding	Expected	%	Completion	Stabilized	# of	Square	Investment	Funding	Expected
Metropolitan Area	Locations	Feet	(1)	Req. (2)	Investment (3)	Locations	Feet	kW	(1)	Req. (2)	Investment (3)	Leased	Period	Cash Yield (4)	Locations	Feet	(1)	Req. (2)	Investment (3)
Dallas	1	115,060	$61	$15,077	$15,138	1	27,991	1,500	$3,189	$28,948	$32,137	0.0%	2Q21		2	143,051	$3,250	$44,025	$47,275
New York (5)	—	—	—	—	—	3	234,579	8,400	64,871	197,423	262,294	76.9%	2Q22		3	234,579	64,871	197,423	262,294
Northern Virginia	1	433,715	47,144	48,030	95,175	2	552,033	42,000	210,122	111,974	322,097	100.0%	1Q21		3	985,748	257,267	160,005	417,272
Portland	1	268,639	80,819	4,044	84,863	1	134,320	12,000	93,592	32,099	125,690	100.0%	4Q20		1	402,959	174,411	36,142	210,554
San Francisco	—	—	—	—	—	1	23,321	2,400	19,172	8,555	27,727	100.0%	4Q20		1	23,321	19,172	8,555	27,727
Silicon Valley (6)	1	65,594	28,583	10,489	39,072	—	—	—	—	—	—	—	—		1	65,594	28,583	10,489	39,072
Toronto	1	412,286	25,486	1,554	27,040	1	126,896	14,000	116,446	34,392	150,839	57.1%	2Q21		1	539,182	141,932	35,947	177,879
North America	5	1,295,294	$182,094	$79,194	$261,288	9	1,099,140	80,300	$507,392	$413,391	$920,783	87.6%		8.4%	12	2,394,434	$689,486	$492,586	$1,182,071

Amsterdam, Netherlands	—	—	—	—	—	2	133,027	9,200	$83,358	$40,358	$123,715	2.8%	4Q20		2	133,027	$83,358	$40,358	$123,715
Copenhagen, Denmark	—	—	—	—	—	1	11,318	1,150	199	11,053	11,252	0.0%	2Q21		1	11,318	199	11,053	11,252
Dublin, Ireland	1	94,410	$22,406	$34,411	$56,816	—	—	—	—	—	—	—	—		1	94,410	22,406	34,411	56,816
Frankfurt, Germany	—	—	—	—	—	3	270,853	22,180	136,444	127,719	264,163	29.3%	2Q21		3	270,853	136,444	127,719	264,163
Marseille, France	—	—	—	—	—	1	78,865	11,250	52,990	60,485	113,475	0.0%	3Q21		1	78,865	52,990	60,485	113,475
Paris, France	2	234,674	42,169	99,535	141,704	2	141,488	12,400	37,025	124,020	161,045	34.1%	2Q21		2	376,162	79,194	223,555	302,749
Stockholm, Sweden	1	49,598	6,591	2,919	9,510	1	39,678	2,325	21,649	3,183	24,833	0.0%	4Q20		1	89,276	28,240	6,102	34,343
Zurich, Switzerland	1	258,240	34,718	140,629	175,346	1	57,590	6,000	66,206	20,998	87,204	75.0%	1Q21		2	315,830	100,924	161,627	262,550
Europe	5	636,921	$105,883	$277,493	$383,377	11	732,820	64,505	$397,871	$387,816	$785,687	23.8%		13.5%	13	1,369,741	$503,755	$665,309	$1,169,064

Osaka, Japan	1	128,962	$19,826	$34,116	$53,942	1	64,573	7,000	$23,011	$105,312	$128,322	0.0%	3Q21		1	193,535	$42,837	$139,428	$182,265
Seoul, South Korea	1	81,130	12,575	49,217	61,791	1	81,130	6,000	$17,267	$74,697	$91,964	0.0%	4Q21		1	162,260	29,842	123,914	153,755
Singapore	1	68,967	12,027	18,125	30,151	1	275,859	31,500	83,788	183,692	267,480	61.9%	1Q21		1	344,826	95,814	201,817	297,631
Sydney, Australia	1	87,660	40,193	5,778	45,971	—	—	—	—	—	—	—	—		1	87,660	40,193	5,778	45,971
Tokyo, Japan	1	338,887	33,159	92,674	125,832	1	67,777	6,000	12,086	95,294	107,380	0.0%	3Q21		1	406,664	45,245	187,968	233,213
Asia Pacific	5	705,606	117,780	199,909	317,688	4	489,340	50,500	$136,151	$458,995	$595,147	34.9%		10.3%	5	1,194,945	$253,931	$658,904	$912,835

Total	15	2,637,821	$405,757	$556,596	$962,353	24	2,321,299	195,305	$1,041,415	$1,260,203	$2,301,617	56.3%		10.6%	30	4,959,120	$1,447,172	$1,816,799	$3,263,971

(1)	Represents costs incurred through September 30, 2020.
(2)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.
(3)	For Base Building Construction, represents the pro rata share of the acquisition and infrastructure costs related to the specific Base Building project. For Data Center Construction, represents the pro rata share of the acquisition and infrastructure costs, or Base Building Construction costs, applicable to the specific Data Center project, plus the total direct investment in the specific Data Center project.
(4)	Estimated yields are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions.
(5)	Includes the first phase of a fully-leased build-to-suit.
(6)	100% pre-leased as Base Building in Silicon Valley.

Note: Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement.

Construction Projects in Progress	Financial Supplement
Dollars in Thousands, Except Per Square Foot	Third Quarter 2020

						Total Cost/
	Net Rentable		Current	Future	Total	Net Rentable
Construction Projects in Progress	Square Feet (5)	Acreage	Investment (6)	Investment (7)	Investment	Square Foot
Development Lifecycle
Land - Held for Development (1)	N/A	156.4	$198,536	—	$198,536
Development Construction in Progress
Land - Current Development (1)	N/A	751.1	$584,931	—	$584,931
Space Held for Development (1)	1,520,308	N/A	231,036	—	231,036	$172
Base Building Construction (2)	2,637,821	N/A	405,757	$556,596	962,353	320
Data Center Construction	2,321,299	N/A	1,041,415	1,260,203	2,301,617	1,005
Equipment Pool & Other Inventory (3)	N/A	N/A	30,940	—	30,940
Campus, Tenant Improvements & Other (4)	N/A	N/A	34,575	36,234	70,809
Total Development Construction in Progress	6,479,429	751.1	$2,328,654	$1,853,033	$4,181,687

Enhancement & Other			$1,141	$2,118	$3,259
Recurring			9,299	11,167	20,466
Total Construction in Progress		907.5	$2,537,630	$1,866,318	$4,403,947

(1)	Land and Space Held for Development reflect cumulative cost spent to date pending future development. Excludes square footage and cost incurred on unconsolidated joint ventures.
(2)	Base Building Construction consists of ongoing improvements to building infrastructure in preparation for future data center fit-out.
(3)	Represents long-lead time equipment and materials required for timely deployment and delivery of data center fit-out.
(4)	Represents improvements in progress as of September 30, 2020 which benefit space recently converted to our operating portfolio and is composed primarily of shared infrastructure projects and first-generation tenant improvements.
(5)	We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas. Excludes square footage of properties held in unconsolidated joint ventures.
(6)	Represents costs incurred through September 30, 2020. Excludes costs incurred by unconsolidated joint ventures.
(7)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.

Note: We capitalize interest on active construction work. Base Building Construction, Data Center Construction, Equipment Pool, Campus Improvements, Enhancements and Recurring are considered active construction work. Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement.

Historical Capital Expenditures and Investments in Real Estate	Financial Supplement
Dollars in Thousands	Third Quarter 2020

	Three Months Ended					Nine Months Ended
	30-Sep-20	30-Jun-20	30-Mar-20	31-Dec-19	30-Sep-19	30-Sep-20	30-Sep-19

Non-Recurring Capital Expenditures (1)

Development	$441,958	$413,443	$320,093	$233,848	$274,752	$1,175,494	$932,370

Enhancements and Other Non-Recurring	49	94	28	790	195	171	2,459

Total Non-Recurring Capital Expenditures	$442,007	$413,537	$320,121	$234,638	$274,947	$1,175,665	$934,829

Recurring Capital Expenditures (2)	$53,683	$38,796	$34,677	$54,731	$48,408	$127,156	$125,982

Total Direct Capital Expenditures	$495,690	$452,333	$354,798	$289,369	$323,355	$1,302,821	$1,060,811

Indirect Capital Expenditures

Capitalized Interest	$12,379	$13,133	$9,942	$9,877	$9,936	$35,454	$30,326

Capitalized Overhead	14,024	12,124	12,555	11,884	11,910	38,703	34,635

Total Indirect Capital Expenditures	$26,403	$25,257	$22,497	$21,761	$21,846	$74,157	$64,961

Total Improvements to and Advances for Investment in Real Estate	$522,093	$477,590	$377,295	$311,130	$345,201	$1,376,978	$1,125,772

Consolidated Portfolio Net Rentable Square Feet (3)	31,410,022	30,225,412	25,992,054	25,341,641	25,504,614	31,410,022	25,504,614

(1)	Non-recurring capital expenditures are primarily for development of space and land, excluding acquisition costs.
(2)	Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty’s operating standards, or internal leasing commissions.
(3)	For some of our buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Development Lifecycle – Held for Development	Financial Supplement
Dollars in Thousands	Third Quarter 2020

	Land Inventory (1)				Space Held for Development

			Land -	Land -		Total
	# of		Held for	Current	# of	Square	Current
Metropolitan Area	Locations	Acres	Development	Development	Locations	Feet	Investment (2)
Atlanta	—	—	—	—	1	313,581	$25,621
Boston	—	—	—	—	1	50,649	23,623
Chicago	1	1.4	$25,247	—	6	148,101	52,194
Dallas	3	116.3	33,063	—	3	45,968	3,133
Houston	—	—	—	—	1	13,969	2,726
New York	1	21.5	—	$28,952	6	100,487	17,034
Northern Virginia	8	607.7	24,380	384,325	4	78,538	2,128
Phoenix	2	56.5	—	16,460	1	227,274	18,026
Portland	1	23.4	—	30,687	—	—	—
Silicon Valley	1	13.0	—	63,827	—	—	—
North America	17	839.7	$82,690	$524,250	23	978,567	$144,484

Amsterdam, Netherlands	1	4.4	$22,973	—	2	95,262	$37,114
Copenhagen, Denmark	1	11.4	11,135	—	—	—	—
Dublin, Ireland	3	7.0	7,123	—	—	—	—
Frankfurt, Germany	1	1.4	—	$12,620	—	—	—
London, United Kingdom	1	6.7	16,596	—	4	161,728	49,042
Madrid, Spain	1	3.6	38,679	—	—	—	—
Paris, France	3	12.6	—	26,460	—	—	—
Vienna, Austria	1	5.6	19,340	—	—	—	—
Europe	12	52.6	$115,845	$39,080	6	256,990	$86,156

Hong Kong	—	—	—	—	1	284,751	$395
Melbourne, Australia	1	4.1	—	$3,925	—	—	—
Osaka, Japan	1	7.5	—	6,560	—	—	—
Sydney, Australia	1	3.5	—	11,116	—	—	—
Asia Pacific	3	15.1	—	$21,602	1	284,751	$395

Consolidated Portfolio	32	907.5	$198,536	$584,931	30	1,520,308	$231,036

Hong Kong	—	—	—	—	1	3,346	—
Subtotal JV (3)	—	—	—	—	1	3,346	—

Total	32	907.5	$198,536	$584,931	31	1,523,654	$231,036

(1)	Represents buildings acquired to support ground-up development.
(2)	Represents costs incurred through September 30, 2020. Includes the cost of acquisition as well as cost of improvements since acquisition to prepare for future building construction.
(3)	Square footage, kW and investment figures shown in the table above represent the gross amounts at the joint venture levels. For Hong Kong, Digital Realty’s ownership percentage is 50%.

Note: Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement.

Acquisitions / Dispositions / Joint Ventures	Financial Supplement
Dollars in Thousands	Third Quarter 2020

Closed Acquisitions:

						Net
					Cap	Rentable	Square Feet	Square Feet	% of Total Net
	Acquisition	Metropolitan	Date	Purchase	Rate	Square	Under	Held For	Rentable Square
Property	Type	Area	Acquired	Price (1)	(2)	Feet (3)	Development	Development	Feet Occupied (4)
Hanauer Landstrasse (5)	Leasehold	Frankfurt	7/3/2020	$216,839	—	463,341	—	—	94%
VIE3 (5)	Land	Vienna	7/29/2020	19,340	—	—	—	—	—
ALTUS IT (5)	Corporate	Zagreb	9/2/2020	12,916	—	—	—	—	—
Total	—	—	—	$249,095	—	463,341	—	—	94%

Closed Dispositions:

						Net
					Cap	Rentable	Square Feet	Square Feet	% of Total Net
	Disposition	Metropolitan	Date	Sale	Rate	Square	Under	Held For	Rentable Square
Property	Type	Area	Disposed	Price (1)	(2)	Feet (3)	Development	Development	Feet Occupied (4)
Liverpoolweg 10 (5)	Building	Netherlands	7/17/2020	$23,442	6.7%	29,988	—	—	100%
Total	—	—	—	$23,442	6.7%	29,988	—	—	100%

Closed Joint Venture Contributions:

Net
				Cap	Rentable	Square Feet	Square Feet	% of Total Net
	Metropolitan		Contribution	Rate	Square	Under	Held For	Rentable Square
Property	Area	Date	Price	(2)	Feet (3)	Development	Development	Feet Occupied (4)
	—	—	—	—	—	—	—	—
Total	—	—	—	—	—	—	—	—

(1)	Represents the purchase price before contractual purchase price adjustments, transaction expenses, taxes and potential currency fluctuations.
(2)	We calculate the cash capitalization rate on acquisitions, dispositions and joint venture contributions by dividing anticipated annual net operating income by the purchase/sale/contribution price, including assumed debt and related pre-payment penalties. Net operating income represents rental revenue and tenant reimbursement revenue from in-place leases, less rental property operating and maintenance expenses, property taxes and insurance expenses, and is not a financial measure calculated in accordance with GAAP. We caution you not to place undue reliance on our cash capitalization rates because they are based solely on data made available to us in the diligence process in connection with the relevant acquisitions and are calculated on a non-GAAP basis. Our calculation of the cash capitalization rate on acquisitions may change, based on our experience operating the data centers subsequent to closing of the acquisitions. In addition, the actual cash capitalization rates may differ from our expectations based on numerous other factors, including the results of our final purchase price allocation, difficulties collecting anticipated rental revenues, customer bankruptcies, property tax reassessments and unanticipated expenses at the data centers that we cannot pass on to customers.
(3)	We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.
(4)	Occupancy excludes space under development and space held for development.
(5)	Assumes 1.172x EUR to USD exchange rate.

Unconsolidated Joint Ventures (“JVs”)	Financial Supplement
Dollars in Thousands	Third Quarter 2020

Summary Balance Sheet -	As of September 30, 2020
at the JV's 100% Share	Ascenty	Clise (1)	CenturyLink (2)	Mitsubishi	Mapletree	Prudential	Griffin	Colovore	Total

Undepreciated book value of operating real estate	$654,411	$48,513	$184,864	$707,901	$772,929	$429,980	$126,826	$27,337	$2,952,761
Accumulated depreciation & amortization	(75,838)	(5,092)	(40,737)	(35,530)	(37,671)	(67,938)	(19,635)	(8,087)	(290,528)
Net Book Value of Operating Real Estate	$578,573	$43,421	$144,127	$672,371	$735,258	$362,042	$107,191	$19,250	$2,662,233
Other assets	1,191,210	9,353	40,345	183,153	268,826	52,629	12,087	5,559	1,763,162
Total Assets	$1,769,783	$52,774	$184,472	$855,524	$1,004,084	$414,671	$119,278	$24,809	$4,425,395

Debt	714,850	47,740	—	238,023	—	211,132	91,825	4,175	1,307,745
Other liabilities	107,025	385	9,310	97,228	25,109	69,185	2,847	455	311,544
Equity / (deficit)	947,908	4,649	175,162	520,273	978,975	134,354	24,606	20,179	2,806,106
Total Liabilities and Equity	$1,769,783	$52,774	$184,472	$855,524	$1,004,084	$414,671	$119,278	$24,809	$4,425,395

Digital Realty's ownership percentage	49% (3)	50%	50%	50%	20%	20%	20%	17%

Digital Realty's Pro Rata Share of Unconsolidated JV Debt	$364,574	$23,870	—	$119,012	—	$42,226	$18,365	$710	$568,757

Summary Statement of Operations -	Three Months Ended September 30, 2020
at the JV's 100% Share	Ascenty	Clise (1)	CenturyLink (2)	Mitsubishi	Mapletree	Prudential	Griffin	Colovore	Total

Total revenues	$41,967	$2,578	$6,290	$35,014	$26,690	$10,604	$5,726	$2,541	$131,410
Operating expenses	(14,112)	(765)	(2,609)	(15,467)	(10,430)	(2,391)	(1,697)	(1,643)	(49,114)
Net Operating Income (NOI)	$27,855	$1,813	$3,681	$19,547	$16,260	$8,213	$4,029	$898	$82,296

Straight-line rent	—	—	(13)	(159)	(980)	(34)	27	—	(1,159)
Above and below market rent	—	—	—	—	214	(822)	182	—	(426)
Cash Net Operating Income (NOI)	$27,855	$1,813	$3,668	$19,388	$15,494	$7,357	$4,238	$898	$80,711

Interest expense	($10,110)	($521)	($1)	($937)	($19)	($2,540)	($640)	($376)	($15,144)
Depreciation & amortization	(18,694)	(186)	(2,232)	(7,808)	(18,074)	(3,178)	(1,098)	(564)	(51,834)
Other income / (expense)	4,351	—	(214)	(1,828)	(1,263)	—	(158)	(58)	830
FX remeasurement on USD debt	(20,963)	—	—	—	—	—	—	—	(20,963)
Total Non-Operating Expenses	($45,416)	($707)	($2,447)	($10,573)	($19,356)	($5,718)	($1,896)	($998)	($87,111)

Net Income / (Loss)	($17,561)	$1,106	$1,234	$8,974	($3,096)	$2,495	$2,133	($100)	($4,815)

Digital Realty's ownership percentage	49% (3)	50%	50%	50%	20%	20%	20%	17%

Digital Realty's Pro Rata Share of Unconsolidated JV NOI	$14,206	$907	$1,841	$9,774	$3,252	$1,643	$806	$153	$32,582

Digital Realty's Pro Rata Share of Unconsolidated JV Cash NOI	$14,206	$907	$1,834	$9,694	$3,099	$1,471	$848	$153	$32,212

Digital Realty's Earnings income (loss) from unconsolidated joint ventures	($8,925)	$553	617	$6,432	($619)	$918	($1,015)	($17)	($2,056)

Digital Realty's Pro Rata Share of CFFO (4)	$11,300	$646	$1,733	$10,336	$2,996	$1,554	$(795)	$79	$27,849

Digital Realty's Fee Income from Joint Ventures	—	—	$160	$86	$998	$622	$689	—	$2,555

(1)	Formerly known as 2020 Fifth Avenue.
(2)	Formerly known as 33 Chun Choi Street.
(3)	Equity in income pick-up comprised of 49% owned by Digital Realty and 2% owned by management, with a corresponding offset for the 2% in minority interest.
(4)	For a definition of Core FFO, see page 33.

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization and Financial Ratios	Financial Supplement
Unaudited and Dollars in Thousands	Third Quarter 2020

	Three Months Ended
Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) (1)	30-Sep-20	30-Jun-20	31-Mar-20	31-Dec-19	30-Sep-19

Net (Loss) / Income Available to Common Stockholders	($37,368)	$53,676	$202,859	$315,577	$49,827
Interest	89,499	79,874	85,800	80,880	84,574
Loss from early extinguishment of debt	53,007	—	632	—	5,366
Income tax (benefit) expense	16,053	11,490	7,182	(1,731)	4,826
Depreciation & amortization	365,842	349,165	291,457	275,008	286,718
EBITDA	$487,033	$494,205	$587,930	$669,734	$431,311
Unconsolidated JV real estate related depreciation & amortization	19,213	17,123	19,923	21,631	13,612
Unconsolidated JV interest expense and tax expense	9,002	9,203	9,944	13,553	10,816
Severance, equity acceleration, and legal expenses	920	3,642	1,272	1,130	123
Transaction and integration expenses	14,953	15,618	56,801	17,106	4,115
(Gain) on sale / deconsolidation	(10,410)	—	(304,801)	(267,651)	—
Impairment of investments in real estate	6,482	—	—	—	—
Other non-core adjustments, net	4,945	(3,404)	85,185	(13,886)	6,436
Non-controlling interests	(1,316)	1,147	4,684	13,042	1,077
Preferred stock dividends, including undeclared dividends	20,712	21,155	21,155	20,707	16,670
Issuance costs associated with redeemed preferred stock	16,520	—	—	—	—
Adjusted EBITDA	$568,054	$558,690	$482,093	$475,366	$484,160

(1)	For definitions and discussion of EBITDA and Adjusted EBITDA, see the definitions section.

	Three Months Ended
Financial Ratios	30-Sep-20	30-Jun-20	31-Mar-20	31-Dec-19	30-Sep-19

Total GAAP interest expense	$89,499	$79,874	$85,800	$80,880	$84,574
Capitalized interest	12,379	13,133	10,480	9,877	9,936
Change in accrued interest and other non-cash amounts	19,718	(38,478)	24,321	(30,564)	8,490
Cash Interest Expense (2)	$121,596	$54,529	$120,601	$60,193	$103,000

Scheduled debt principal payments	—	57	125	210	163
Preferred dividends	20,712	21,155	21,155	20,707	16,670
Total Fixed Charges (3)	$122,590	$114,219	$117,560	$111,674	$111,343

Coverage
Interest coverage ratio (4)	5.2x	5.6x	4.6x	4.7x	4.7x
Cash interest coverage ratio (5)	4.4x	9.1x	3.7x	6.7x	4.3x
Fixed charge coverage ratio (6)	4.4x	4.6x	3.8x	3.9x	4.0x
Cash fixed charge coverage ratio (7)	3.8x	6.8x	3.2x	5.2x	3.8x

Leverage
Debt to total enterprise value (8) (9)	22.8%	23.3%	23.8%	26.9%	27.1%
Debt plus preferred stock to total enterprise value (10)	25.0%	26.0%	26.6%	30.8%	29.9%
Pre-tax income to interest expense (11)	1.0x	2.0x	3.7x	5.3x	1.8x
Net Debt to Adjusted EBITDA (12)	5.6x	5.7x	6.6x	5.7x	6.0x

(2)	Cash interest expense is interest expense less amortization of debt discount and deferred financing fees and includes interest that we capitalized. We consider cash interest expense to be a useful measure of interest as it excludes non-cash based interest expense.
(3)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends.
(4)	Adjusted EBITDA divided by GAAP interest expense plus capitalized interest (including our pro rata share of unconsolidated joint venture interest expense).
(5)	Adjusted EBITDA divided by cash interest expense (including our pro rata share of unconsolidated joint venture interest expense).
(6)	Adjusted EBITDA divided by fixed charges (including our pro rata share of unconsolidated joint venture fixed charges).
(7)	Adjusted EBITDA divided by the sum of cash interest expense, scheduled debt principal payments and preferred dividends (including our pro rata share of unconsolidated joint venture fixed charges).
(8)	Mortgage debt and other loans divided by market value of equity plus debt plus preferred stock.
(9)	Total enterprise value defined as market value of common equity plus debt plus preferred stock.
(10)	Same as (8), except numerator includes preferred stock.
(11)	Calculated as net income plus interest expense divided by GAAP interest expense.
(12)	Calculated as total debt at balance sheet carrying value, plus capital lease obligations, plus Digital Realty’s share of joint venture debt, less cash and cash equivalents divided by the product of Adjusted EBITDA (inclusive of our share of joint venture EBITDA), multiplied by four.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Third Quarter 2020

Definitions

Funds From Operations (FFO):

We calculate funds from operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts, or Nareit, in the Nareit Funds From Operations White Paper - 2018 Restatement. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from real estate transactions, impairment of investment in real estate, real estate related depreciation and amortization (excluding amortization of deferred financing costs), unconsolidated JV real estate related depreciation & amortization, non-controlling interests in operating partnership and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions and after adjustments for unconsolidated partnerships and joint ventures, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to other REITs’ FFO. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Core Funds from Operations (Core FFO):

We present core funds from operations, or core FFO, as a supplemental operating measure because, in excluding certain items that do not reflect core revenue or expense streams, it provides a performance measure that, when compared year over year, captures trends in our core business operating performance. We calculate core FFO by adding to or subtracting from FFO (i) termination fees and other non-core revenues, (ii) transaction and integration expenses, (iii) loss from early extinguishment of debt, (iv) issuance costs associated with redeemed preferred stock, (v) severance, equity acceleration, and legal expenses, (vi) gain/loss on FX revaluation, (vii) gain on contribution to unconsolidated joint venture, net of related tax, and (viii) other non-core expense adjustments. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of core FFO as a measure of our performance is limited. Other REITs may calculate core FFO differently than we do and accordingly, our core FFO may not be comparable to other REITs’ core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Adjusted Funds from Operations (AFFO):

We present adjusted funds from operations, or AFFO, as a supplemental operating measure because, when compared year over year, it assesses our ability to fund dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the operations of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs, including on a per share and unit basis. We calculate AFFO by adding to or subtracting from core FFO (i) non-real estate depreciation, (ii) amortization of deferred financing costs, (iii) amortization of debt discount/premium, (iv) non-cash stock-based compensation expense, (v) straight-line rental revenue, (vi) straight-line rental expense, (vii) above- and below-market rent amortization, (viii) deferred tax expense, (ix) leasing compensation and internal lease commissions, and (x) recurring capital expenditures. Other REITs may calculate AFFO differently than we do and accordingly, our AFFO may not be comparable to other REITs’ AFFO. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

EBITDA and Adjusted EBITDA:

We believe that earnings before interest, loss from early extinguishment of debt, income taxes, and depreciation and amortization, or EBITDA, and Adjusted EBITDA (as defined below), are useful supplemental performance measures because they allow investors to view our performance without the impact of non-cash depreciation and amortization or the cost of debt and, with respect to Adjusted EBITDA, unconsolidated joint venture real estate related depreciation & amortization, unconsolidated joint venture interest expense and tax, severance, equity acceleration, and legal expenses, transaction and integration expenses, gain on sale / deconsolidation, other non-core adjustments, net, non-controlling interests, preferred stock dividends, including undeclared dividends, and issuance costs associated with redeemed preferred stock. Adjusted EBITDA is EBITDA excluding unconsolidated joint venture real estate related depreciation & amortization, unconsolidated joint venture interest expense and tax, severance, equity acceleration, and legal expenses, transaction and integration expenses, gain on sale / deconsolidation, impairment of investments in real estate, other non-core adjustments, net, non-controlling interests, preferred stock dividends, including undeclared dividends, and issuance costs associated with redeemed preferred stock. In addition, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, exclude capitalized costs, such as leasing commissions, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our performance is limited. Other REITs may calculate EBITDA and Adjusted EBITDA differently than we do and, accordingly, our EBITDA and Adjusted EBITDA may not be comparable to other REITs’ EBITDA and Adjusted EBITDA. Accordingly, EBITDA and Adjusted EBITDA should be considered only as supplements to net income computed in accordance with GAAP as a measure of our financial performance.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Third Quarter 2020

Net Operating Income (NOI) and Cash NOI:

Net operating income, or NOI, represents rental revenue, tenant reimbursement revenue and interconnection revenue less utilities expense, rental property operating expenses, property taxes and insurance expenses (as reflected in the statement of operations). NOI is commonly used by stockholders, company management and industry analysts as a measurement of operating performance of the company’s rental portfolio. Cash NOI is NOI less straight-line rents and above- and below-market rent amortization. Cash NOI is commonly used by stockholders, company management and industry analysts as a measure of property operating performance on a cash basis. However, because NOI and cash NOI exclude depreciation and amortization and capture neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our results from operations, the utility of NOI and cash NOI as measures of our performance is limited. Other REITs may calculate NOI and cash NOI differently than we do and, accordingly, our NOI and cash NOI may not be comparable to other REITs’ NOI and cash NOI. NOI and cash NOI should be considered only as supplements to net income computed in accordance with GAAP as measures of our performance.

Additional Definitions

Net debt-to-Adjusted EBITDA ratio is calculated using total debt at balance sheet carrying value, plus capital lease obligations, plus our share of JV debt, less unrestricted cash and cash equivalents divided by the product of Adjusted EBITDA (inclusive of our share of JV EBITDA) multiplied by four.

Debt-plus-preferred-to-total enterprise value is mortgage debt and other loans plus preferred stock divided by mortgage debt and other loans plus the liquidation value of preferred stock and the market value of outstanding Digital Realty Trust, Inc. common stock and Digital Realty Trust, L.P. units, assuming the redemption of Digital Realty Trust, L.P. units for shares of Digital Realty Trust, Inc. common stock.

Fixed charge coverage ratio is Adjusted EBITDA divided by the sum of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends. For the Quarter Ended September 30, 2020, GAAP interest expense was $89 million, capitalized interest was $12 million and scheduled debt principal payments and preferred dividends was $21 million.

Reconciliation of Net Operating Income (NOI)	Three Months Ended			Nine Months Ended
(in thousands)	30-Sep-20	30-Jun-20	30-Sep-19	30-Sep-20	30-Sep-19

Operating income	$144,405	$152,811	$164,767	$397,266	$455,282

Fee income	(3,687)	(4,353)	(3,994)	(10,492)	(6,840)
Other income	(50)	(967)	—	(1,830)	(1,050)
Depreciation and amortization	365,842	349,165	286,718	1,006,464	888,766
General and administrative	90,431	90,649	49,862	243,346	154,156
Severance, equity acceleration, and legal expenses	920	3,642	123	5,834	2,271
Transaction expenses	14,953	15,618	4,115	87,372	10,819
Impairment in investments in real estate	6,482	—	—	6,482	5,351
Other expenses	297	22	92	433	12,129

Net Operating Income	$619,593	$606,587	$501,683	$1,734,875	$1,520,884

Cash Net Operating Income (Cash NOI)

Net Operating Income	$619,593	$606,587	$501,683	$1,734,875	$1,520,884

Straight-line rental revenue	(9,215)	(10,713)	(12,673)	(33,321)	(42,208)
Straight-line rental expense	3,674	7,296	(192)	12,465	1,381
Above- and below-market rent amortization	2,360	3,794	2,824	9,447	12,988

Cash Net Operating Income	$616,412	$606,964	$491,642	$1,723,466	$1,493,045

Forward-Looking Statements	Financial Supplement
Third Quarter 2020

This document contains forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Such forward-looking statements include statements relating to: our expected investment and expansion activity, COVID-19, our liquidity, our joint ventures, supply and demand for data center and colocation space, our acquisition and disposition activity, pricing and net effective leasing economics, market dynamics and data center fundamentals, our strategic priorities, rent from leases that have been signed but have not yet commenced and other contracted rent to be received in future periods, rental rates on future leases, lag between signing and commencement, cap rates and yields, investment activity, the company’s FFO, core FFO and net income, 2020 outlook and underlying assumptions, information related to trends, our strategy and plans, leasing expectations, weighted average lease terms, the exercise of lease extensions, lease expirations, debt maturities, annualized rent at expiration of leases, the effect new leases and increases in rental rates will have on our rental revenue, our credit ratings, construction and development activity and plans, projected construction costs, estimated yields on investment, expected occupancy, expected square footage and IT load capacity upon completion of development projects, 2020 backlog NOI, NAV components, and other forward-looking financial data. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

●	reduced demand for data centers or decreases in information technology spending;
●	increased competition or available supply of data center space;
●	decreased rental rates, increased operating costs or increased vacancy rates;
●	the suitability of our data centers and data center infrastructure, delays or disruptions in connectivity or availability of power, or failures or breaches of our physical and information security infrastructure or services;
●	our dependence upon significant customers, bankruptcy or insolvency of a major customer or a significant number of smaller customers, or defaults on or non-renewal of leases by customers;
●	our ability to attract and retain customers;
●	breaches of our obligations or restrictions under our contracts with our customers;
●	our inability to successfully develop and lease new properties and development space, and delays or unexpected costs in development of properties;
●	the impact of current global and local economic, credit and market conditions;
●	our inability to retain data center space that we lease or sublease from third parties;
●	information security and data privacy breaches;
●	difficulty managing an international business and acquiring or operating properties in foreign jurisdictions and unfamiliar metropolitan areas;
●	our failure to realize the intended benefits from, or disruptions to our plans and operations or unknown or contingent liabilities related to, our recent acquisitions;
●	our failure to successfully integrate and operate acquired or developed properties or businesses;
●	difficulties in identifying properties to acquire and completing acquisitions;
●	risks related to joint venture investments, including as a result of our lack of control of such investments;
●	risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements;
●	our failure to obtain necessary debt and equity financing, and our dependence on external sources of capital;
●	financial market fluctuations and changes in foreign currency exchange rates;
●	adverse economic or real estate developments in our industry or the industry sectors that we sell to, including risks relating to decreasing real estate valuations and impairment charges and goodwill and other intangible asset impairment charges;
●	our inability to manage our growth effectively;
●	losses in excess of our insurance coverage;
●	our inability to attract and retain talent;
●	impact on our operations and on the operations of our customers, suppliers and business partners during a pandemic, such as COVID-19;
●	environmental liabilities, risks related to natural disasters and our inability to achieve our sustainability goals;
●	our inability to comply with rules and regulations applicable to our company;
●	Digital Realty Trust, Inc.’s failure to maintain its status as a REIT for federal income tax purposes;
●	Digital Realty Trust, L.P.’s failure to qualify as a partnership for federal income tax purposes;
●	restrictions on our ability to engage in certain business activities;
●	changes in local, state, federal and international laws and regulations, including related to taxation, real estate and zoning laws, and increases in real property tax rates; and
●	the impact of any financial, accounting, legal or regulatory issues or litigation that may affect us.

The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance. Several additional material risks are discussed in our annual report on Form 10-K for the year ended December 31, 2019, our quarterly reports on Form 10-Q for the quarters ended June 30, 2020 and other filings with the Securities and Exchange Commission. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise. Digital Realty, Digital Realty Trust, the Digital Realty logo, Turn-Key Flex and Powered Base Building are registered trademarks and service marks of Digital Realty Trust, Inc. in the United States and/or other countries.